SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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WESTERN DIGITAL CORPORATION

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Dear Shareholder:

      You are cordially invited to attend our Annual Meeting of Shareholders to be held at The Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California 92660 on Thursday, November 18, 2004, at 10:00 a.m., local time. Your Board of Directors and management look forward to welcoming you.

      The Annual Meeting of Shareholders is being held for the following purposes:

•	To elect nine directors to serve until the 2005 Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

•	To approve the Western Digital Corporation 2004 Performance Incentive Plan;

•	To ratify the appointment of KPMG LLP as independent accountants for the Company for the fiscal year ending July 1, 2005; and

•	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” EACH OF THE OTHER TWO PROPOSALS.

      Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. This year you may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. We urge you to promptly mark, sign, date and mail your proxy or voting instruction card in the return envelope provided or provide voting instructions electronically via the Internet or by telephone.

      On behalf of the Board of Directors, thank you for your continued support.

MATTHEW E. MASSENGILL
Chairman and Chief Executive Officer

October 5, 2004

20511 Lake Forest Drive

Lake Forest, California 92630-7741

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 18, 2004

To the Shareholders of

WESTERN DIGITAL CORPORATION:

      The 2004 Annual Meeting of Shareholders of Western Digital Corporation, a Delaware corporation, will be held at The Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California 92660, on Thursday, November 18, 2004, at 10:00 a.m., local time, for the following purposes:

1. To elect nine directors to serve until the 2005 Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

2. To approve the Western Digital Corporation 2004 Performance Incentive Plan;

3. To ratify the appointment of KPMG LLP as independent accountants for the Company for the fiscal year ending July 1, 2005; and

4. To transact such other business as may properly come before the Annual Meeting.

      Any action on the items described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

      Only shareholders of record at the close of business on October 1, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED OR BY TRANSMITTING YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON VOTING. RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION CARD PROMPTLY WILL ASSIST THE COMPANY IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. SUBMITTING YOUR PROXY CARD OR VOTING INSTRUCTION CARD DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A SHAREHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

By Order of the Board of Directors

RAYMOND M. BUKATY
Senior Vice President, General Counsel and Secretary

Lake Forest, California

October 5, 2004

20511 Lake Forest Drive

Lake Forest, California 92630-7741

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 18, 2004

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Digital Corporation, a Delaware corporation, for use at the Company’s 2004 Annual Meeting of Shareholders to be held on November 18, 2004, at 10:00 a.m., local time, and at any and all adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at The Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California 92660. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about October 13, 2004.

VOTING

      October 1, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, 205,147,919 shares of the Company’s common stock were outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. These shares include: (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, trustee or other nominee.

      Most shareholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. If you do hold shares directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As a shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use. If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of these shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also entitled to attend the Annual Meeting; however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

      The holders of a majority of the shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a properly executed proxy or voting instruction card, even if you abstain from voting, your shares will be counted for purposes of determining the presence or absence of a quorum. If a broker, trustee or other nominee indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

      Each proxy will be voted FOR the following three proposals: (1) election of the nine director nominees named herein, (2) approval of the Western Digital Corporation 2004 Performance Incentive Plan, and (3) ratification of the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending July 1, 2005, except that if a shareholder has submitted a proxy or voting instruction card with different voting instructions, the shares will be voted according to the shareholder’s direction.

      Any shareholder has the power to revoke his or her proxy or voting instructions at any time before the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by submitting a written notice of revocation to the Secretary of the Company, by submitting a duly executed written proxy bearing a later date to change your vote, or by providing new voting instructions electronically via the Internet or by telephone. A proxy will not be voted if the shareholder of record who executed it is present at the Annual Meeting and votes the shares represented by the proxy in person at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

      For purposes of Proposal 1, the nominees receiving the greatest number of votes represented by shares of the Company’s common stock in person or by proxy and entitled to vote at the Annual Meeting will be elected. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors. Proposals 2 and 3 require the affirmative approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. For these purposes, abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, so abstaining has the same effect as a negative vote. However, shares held by brokers, trustees or other nominees who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not deemed to be entitled to vote for the purpose of determining whether shareholders have approved that matter and, therefore, will not be counted in determining the outcome of the vote on that matter. If you are a beneficial owner, please note that brokers, trustees and other nominees do not have discretionary authority to vote on your behalf for the adoption of the Western Digital Corporation 2004 Performance Incentive Plan as described in Proposal 2. As a result, if you do not submit voting instructions to your broker, trustee or other nominee, your shares will not be considered entitled to vote for purposes of determining whether Proposal 2 has been approved by shareholders and will not be counted in determining the outcome of Proposal 2. All other proposals discussed in this Proxy Statement are considered routine and may be voted upon by your broker, trustee or nominee if you do not give instructions.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, as of September 27, 2004, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock, (2) each director and each nominee for election as a director of the Company, (3) each of the executive officers named in the Summary Compensation Table below (the “Named Executive Officers”), and (4) all current directors and executive officers as a group. This table is based on information supplied to the Company by the executive officers, directors and principal shareholders or included in a Schedule 13G filed with the Securities and Exchange Commission.

	Amount and
	Nature of	Percent
	Beneficial	of
Beneficial Owner	Ownership(1)	Class(2)

Greater than 5% Shareholders:
FMR Corp.
82 Devonshire Street, Boston, MA 02109(3)	23,434,410	11.4%

Directors:
Peter D. Behrendt(4)(5)	108,094	*
I.M. Booth(4)(6)	167,086	*
Kathleen A. Cote(4)	85,313	*
Henry T. DeNero(4)	101,071	*
William L. Kimsey(4)	30,625	*
Michael D. Lambert(4)	56,188	*
Roger H. Moore(4)	99,375	*
Thomas E. Pardun(4)(7)	239,375	*

Executive Officers:
Matthew E. Massengill(8)(9)	2,262,614	1.1%
Arif Shakeel(8)(9)	1,162,898	*
Stephen D. Milligan(9)	167,078	*
Raymond M. Bukaty(9)	322,110	*
David C. Fetah(9)	361,712	*
All Directors and Executive Officers as a group (13 persons)(5)(6)(7)(10)	5,163,539	2.5%

Former Executive Officer:
D. Scott Mercer(11)(12)	462,224	*

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares subject to options currently exercisable or exercisable within 60 days after September 27, 2004 are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Applicable percentage ownership is based on 205,082,871 shares of the Company’s common stock outstanding as of September 27, 2004.

(3)	According to a Schedule 13G filed jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson with the Securities and Exchange Commission on February 17, 2004, the parties reported the beneficial ownership of 23,434,410 shares of the Company’s common stock and further reported that (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 16,775,270 shares of the Company’s common stock in its capacity as investment advisor to various registered investment companies (the “Fidelity Funds”) (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., and the Fidelity Funds); (ii) Fidelity Management Trust Company (“Fidelity Management”), a bank that is wholly-owned by FMR Corp., was the beneficial owner of 3,034,200 shares of the Company’s common stock in its capacity as investment manager of institutional accounts (and each of Mr. Johnson and FMR Corp., through its control of Fidelity Management, has the sole dispositive power with respect to 3,034,200 of such shares and the sole voting power with respect to 2,973,400 of such shares); (iii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 500 shares of the Company’s common stock in its capacity as investment advisor to individuals; and (iv) Fidelity International Limited (“FIL”), a provider of investment advisory and management services, of which Mr. Johnson is chairman but which is a separate corporate entity from FMR Corp., was the beneficial owner of 3,624,440 shares of the Company’s common stock. The Schedule 13G indicates that Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that FMR Corp. and FIL are of the view that they are not acting as a group and that they are not otherwise required to attribute beneficial ownership of the Company’s common stock to one another.

(4)	Includes shares of the Company’s common stock that may be acquired within 60 days after September 27, 2004 through the exercise of stock options as follows: Mr. Behrendt (90,312), Mr. Booth (146,875), Ms. Cote (85,313), Mr. DeNero (99,375), Mr. Kimsey (30,625), Mr. Lambert (49,688), Mr. Moore (99,375), and Mr. Pardun (234,375). Does not include shares representing deferred stock units credited to accounts in the Company’s Deferred Compensation Plan as of September 27, 2004, as to which participants currently have no voting or investment power, as follows: Mr. Behrendt (9,858), Mr. Booth (9,355), Ms. Cote (31,309), Mr. DeNero (45,487), Mr. Kimsey (4,828), Mr. Moore (56,847), and Mr. Pardun (17,545).

(5)	Includes 750 shares of the Company’s common stock held by Mr. Behrendt’s sons.

(6)	Does not include 24,108 shares of the Company’s common stock held by a trust established for the benefit of Mr. Booth’s grandchildren, as to which Mr. Booth disclaims beneficial ownership.

(7)	Includes 5,000 shares of the Company’s common stock held in a family trust.

(8)	Mr. Massengill and Mr. Shakeel are also directors of the Company.

(9)	Includes shares of the Company’s common stock that may be acquired within 60 days after September 27, 2004 through the exercise of stock options as follows: Mr. Massengill (1,785,500), Mr. Shakeel (847,400), Mr. Milligan (90,688), Mr. Bukaty (242,700) and Mr. Fetah (299,495).

(10)	Includes 4,101,721 shares of the Company’s common stock that may be acquired within 60 days after September 27, 2004 through the exercise of stock options. Does not include 175,229 shares of the Company’s common stock representing deferred stock units credited to accounts in the Company’s Deferred Compensation Plan as of September 27, 2004 as to which the holders of such accounts currently have no voting or investment power. See footnotes 4 and 9 above.

(11)	Mr. Mercer resigned from his position as Chief Financial Officer effective January 31, 2004 and is currently serving as Senior Vice President and Advisor to the CEO. Mr. Milligan succeeded Mr. Mercer as Chief Financial Officer effective upon Mr. Mercer’s resignation.

(12)	Includes 318,750 shares of the Company’s common stock that may be acquired within 60 days after September 27, 2004 through the exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s directors are elected at each Annual Meeting of Shareholders. Currently, the authorized number of directors of the Company is ten. In accordance with the retirement policy of the Board of Directors, Mr. Booth has indicated that he will retire at the end of his current term, which will expire immediately prior to the Annual Meeting. The Board has acted to reduce the size of the Board of Directors from ten to nine effective immediately following Mr. Booth’s retirement. Accordingly, the Board of Directors will consist of nine directors at and following the Annual Meeting, and only nine nominees have been nominated. At the Annual Meeting, nine directors will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Annual Meeting up to the number of nine authorized directors will be elected.

Nominees for Election

      The nominees for election as directors set forth below are all incumbent directors. Each of the nominees has consented to serve as a director if elected. If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the nine persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. In the event that, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company’s existing Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board. To the Company’s knowledge, all the nominees will be available to serve.

Vote Required and Recommendation of the Board of Directors

      The nine persons receiving the greatest number of votes represented by shares of the Company’s common stock in person or by proxy and entitled to vote at the Annual Meeting will be elected.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOLLOWING NOMINEES.

      The following biographical information for each of the nine nominees has been furnished by the nominee:

      Matthew E. Massengill, 43, has been a director of the Company since January 2000 and assumed the position of Chairman of the Board of Directors in November 2001. Mr. Massengill has also served as Chief Executive Officer since January 2000. From October 1999 until that time he was Chief Operating Officer, and from August 1999 to October 1999, he was Co-Chief Operating Officer. Prior to that time he served for more than five years in various executive capacities within the Company. Mr. Massengill is also a director of ViewSonic Corp.

      Peter D. Behrendt, 65, has been a director of the Company since 1994. He was Chairman of Exabyte Corporation, a manufacturer of computer tape storage products, from January 1992 until he retired in January 1998 and was President and Chief Executive Officer of Exabyte Corporation from July 1990 to January 1997. He is also a director of Infocus Corporation and a venture partner with NEA, a California-based venture fund.

      Kathleen A. Cote, 55, has been a director of the Company since January 2001. Ms. Cote was the Chief Executive Officer of Worldport Communications, Inc., a European provider of Internet managed services from May 2001 to June 2003. From September 1998 until May 2001, she served as President of Seagrass Partners, a provider of expertise in business planning and strategic development for early stage companies. From November 1996 until January 1998, she served as President and Chief Executive Officer of Computervision Corporation, an international supplier of product development and data management software. She is also a director of Forgent Networks, Inc. and Radview Software Ltd.

      Henry T. DeNero, 58, has been a director of the Company since June 2000. He was Chairman and Chief Executive Officer of HomeSpace, Inc., a provider of Internet real estate and home services from January 1999 until it was acquired by LendingTree, Inc. in August 2000. From July 1995 to January 1999, he was Executive Vice President and Group Executive, Commercial Payments for First Data Corporation, a provider of information and transaction processing services. Prior to 1995, he was Vice Chairman and Chief Financial Officer of Dayton Hudson Corporation, a general merchandise retailer, and was previously a Director of McKinsey & Company, a management-consulting firm. He is also a director of THQ, Inc., Banta Corporation and Digital Insight Corporation.

      William L. Kimsey, 62, has been a director of the Company since March 2003. He is a veteran of 32 years’ service with Ernst & Young, a global independent auditing firm, and became that firm’s Global Chief Executive Officer. Mr. Kimsey served at Ernst & Young as director of management consulting in St. Louis, office managing partner in Kansas City, Vice Chairman and Southwest Region managing partner in Dallas, Vice Chairman and West Region managing partner in Los Angeles, Deputy Chairman and Chief Operating Officer and, from 1998 to 2002, Chief Executive Officer and a global executive board member. He is also a director of Royal Caribbean Cruises Ltd. and Accenture Ltd.

      Michael D. Lambert, 57, has been a director of the Company since August 2002. From 1996 until he retired in May 2002, Mr. Lambert served as Senior Vice President for Dell Inc.’s Enterprise Systems Group. During that period he also participated as member of a six-man operating committee at Dell, which reported to the Office of the Chairman. Mr. Lambert served as Vice President, Sales and Marketing for Compaq Computer Corporation from 1993 to 1996. Prior to that, for four years, he ran the Large Computer Products division at NCR/ AT&T Corporation as Vice President and General Manager. Mr. Lambert began his career with NCR Corporation, where he served for 16 years in product management, sales and software engineering capacities. He is Chairman of the Board of Vignette Corp.

      Roger H. Moore, 62, has been a director of the Company since June 2000. Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from January 1996 until it was acquired by Verisign, Inc. in December 2001 and he retired at that time. He was a member of Illuminet’s Board of Directors from July 1998 until December 2001. From September 1998 to October 1998, he served as President, Chief Executive Officer and a member of the Board of Directors of VINA Technologies, Inc., a telecommunications equipment company. From November 1994 to December 1995, he served as Vice President of major accounts of Northern Telecom. He is also a director of Tut Systems, Inc. and Verisign, Inc.

      Thomas E. Pardun, 60, has been a director of the Company since 1993. Mr. Pardun served as Chairman of the Board of Western Digital Corporation from January 2000 until November 2001, and Chairman of the Board and Chief Executive Officer of Edge2net, Inc., a provider of voice, data and video services, from November 2000 until September 2001. Mr. Pardun was President of MediaOne International Asia Pacific (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint’s West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product-line evaluation. Mr. Pardun is also a director of Exabyte Corporation, MegaPath Networks and Occam Networks, Inc.

      Arif Shakeel, 49, has been a director of the Company since September 2004. Mr. Shakeel joined the Company in 1985 as Product Manager, Integrated Drive Electronics. He served in various executive capacities, including Vice President, Materials — Asia, until October 1997. Mr. Shakeel became Senior Vice President of Worldwide Operations in July 1999. In February 2000, he became Executive Vice President and General Manager of Hard Drive Solutions. He was promoted to Executive Vice President and Chief Operating Officer in April 2001, and served in that position until promoted to his current position of President and Chief Operating Officer in January 2002.

Retiring Director

      I. M. Booth, 72, has been a director of the Company since 1985 and, in accordance with the retirement policy of the Board of Directors, has indicated that he will retire at the end of his current term, which will expire immediately prior to the Annual Meeting. Mr. Booth served as Chairman, President and Chief Executive Officer of Polaroid Corporation, a manufacturer of photographic equipment, from June 1991 to March 1996.

Corporate Governance

   Corporate Governance Guidelines and Code of Business Ethics. The Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of the Company and represent the Board’s current thinking with respect to selected corporate governance issues considered to be of significance to shareholders. The Board of Directors has also adopted a Code of Business Ethics that applies to all of its directors, employees and officers, including, but not limited to, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the Controller of the Company. The current versions of the Corporate Governance Guidelines and the Code of Business Ethics are available on the Company’s website under the Governance section at www.westerndigital.com and will be made available in print to any shareholder who delivers a written request to the Secretary of the Company at the Company’s principal executive offices. In accordance with rules adopted by the Securities and Exchange Commission and the New York Stock Exchange, the Company intends to disclose future amendments to certain provisions of the Code of Business Ethics, or waivers of such provisions granted to executive officers and directors, on the Company’s website under the Governance section at www.westerndigital.com.

   Director Independence. Each of Messrs. Behrendt, Booth, DeNero, Kimsey, Lambert, Moore and Pardun and Ms. Cote qualifies as “independent” as defined by the corporate governance listing standards of the New York Stock Exchange. In making this determination, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company or the Company’s management. The Board has affirmatively determined that, except for serving as a director of the Company, none of Messrs. Behrendt, Booth, DeNero, Kimsey, Lambert, Moore, Pardun or Ms. Cote has any relationship, material or immaterial, with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Mr. Massengill is the Company’s Chairman and Chief Executive Officer and Mr. Shakeel is the Company’s President and Chief Operating Officer; therefore, Mr. Massengill and Mr. Shakeel are not “independent” as defined by the corporate governance listing standards of the New York Stock Exchange.

Committees

      The Board of Directors has standing Executive, Audit, Compensation, and Governance Committees. The Governance Committee, among other things, performs functions similar to a nominating committee. The membership of these committees is usually determined at the organizational meeting of the Board held immediately after the annual meeting of shareholders. The current membership of each committee is as follows, with the Chairman of the committee listed first:

Executive	Audit	Compensation	Governance
Committee	Committee	Committee	Committee

Matthew E. Massengill	Henry T. DeNero	Peter D. Behrendt	Thomas E. Pardun(1)
Henry T. DeNero	Kathleen A. Cote	I. M. Booth(2)	Peter D. Behrendt
Thomas E. Pardun	William L. Kimsey	Michael D. Lambert	I. M. Booth(2)
	Thomas E. Pardun	Roger H. Moore

(1)	The Chairman of the Governance Committee also serves as the Company’s lead outside director and presides at all executive sessions of non-management directors.

(2)	In accordance with the retirement policy of the Board of Directors, Mr. Booth has indicated that he will retire at the end of his current term, which will expire immediately prior to the Annual Meeting. The Board intends to appoint one or more of the existing independent directors to replace Mr. Booth on the Governance Committee at its organizational meeting to be held immediately after the Annual Meeting.

      Executive Committee. The Executive Committee operates pursuant to a written charter that is available on the Company’s website under the Governance section at www.westerndigital.com. As described in further detail in the written charter of the Executive Committee, between meetings of the Board, the Executive Committee may exercise all of the powers of the Board (except those powers expressly reserved to the Board or to another committee by applicable law or the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange) in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

      Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent as defined under the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission. The Board has also determined that Mr. DeNero is an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission.

      The Audit Committee operates pursuant to a written charter that is attached as Exhibit B to this Proxy Statement and that is also available on the Company’s website under the Governance section at www.westerndigital.com. As described in further detail in the written charter of the Audit Committee, the key responsibilities of the Audit Committee include: (1) sole responsibility for the appointment, compensation, retention and oversight of the Company’s independent accountants and, where appropriate, the termination or replacement of the independent accountants; (2) an annual evaluation of the independent accountants’ qualifications, performance and independence, including a review and evaluation of the lead partner; (3) pre-approval of all auditing services and permissible non-auditing services to be performed by the independent accountants; (4) receipt and review of the reports from the independent accountants required annually and prior to the filing of any audit report by the independent accountants; (5) review and discussion with the independent accountants of any difficulties they encounter in the course of their audit work; (6) establishment of policies for the hiring of any current or former employee of the independent accountants; (7) review and discussion with management and the Company’s independent accountants of the Company’s annual and quarterly financial statements prior to their filing or public distribution; (8) general review and discussion with management of the presentation and information to be disclosed in the Company’s earnings press releases; (9) periodic review of the adequacy of the Company’s accounting and financial personnel resources; (10) periodic review and discussion of the Company’s internal control over financial reporting and review and discussion with the Company’s principal internal auditor of the scope and results of the Company’s internal audit program; (11) review and discussion of the Company’s policies with respect to risk assessment and risk management; (12) preparation of the audit committee report included in this Proxy Statement; (13) establishment of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of such complaints by Company employees; (14) review of material pending legal proceedings involving the Company and other material contingent liabilities; and (15) review of any other matters relative to the audit of the Company’s accounts and preparation of its financial statements that the Committee deems appropriate.

      Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent as defined under the listing standards of the New York Stock Exchange. The Compensation Committee operates pursuant to a written charter that is available on the Company’s website under the Governance section at www.westerndigital.com. As described in further detail in the written charter of the Compensation Committee, the Compensation Committee assists the Board of Directors and the Company’s management in defining the Company’s executive compensation policy and in carrying out various responsibilities relating to compensation of the Company’s executive officers and directors, including: (1) evaluating and approving compensation for the Chief Executive Officer and evaluating and recommending to the Board compensation for all other executive officers; (2) reviewing and making recommendations to the Board regarding non-employee director compensation; (3) overseeing the development and administration of the Company’s incentive and equity-based compensation plans, including the Incentive Compensation Plan, the Employee Stock Option Plan, the 1993 Employee Stock Purchase Plan, the Deferred Compensation Plan, the Broad-Based Stock Incentive Plan, the Executive Bonus Plan and the 2004 Performance Incentive Plan that is being presented to shareholders for approval under Proposal 2; and (4) reviewing and making recommendations to the Board regarding changes to the Company’s benefit plans. The Compensation Committee is also responsible for preparing the annual report on executive compensation included in this Proxy Statement.

      Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent as defined under the listing standards of the New York Stock Exchange. The Governance Committee, which (among other things) performs functions similar to a nominating committee, operates pursuant to a written charter that is available on the Company’s website under the Governance section at www.westerndigital.com. As described in further detail in the written charter of the Governance Committee, the key responsibilities of the Governance Committee include: (1) evaluating and recommending to the Board the size and composition of the Board and the size, composition and functions of the Board committees; (2) developing and recommending to the Board a set of criteria for Board membership; (3) identifying, evaluating, attracting, and recommending director candidates for membership on the Board, including directors for election at the annual meeting of shareholders; (4) making recommendations to the Board on such matters as the retirement age, tenure and removal of directors; (5) managing the Board performance review process and reviewing the results with the Board on an annual basis; (6) overseeing the evaluation of the Chief Executive Officer by the Board and the Compensation Committee; (7) developing and recommending to the Board a set of corporate governance principles; and (8) reviewing and making recommendations to the Board regarding proposals of shareholders that relate to corporate governance.

      Whenever a vacancy occurs on the Board of Directors, the Governance Committee is responsible for identifying and attracting one or more candidates to fill that vacancy, evaluating each candidate and recommending a candidate for selection by the full Board. In addition, the Governance Committee is responsible for recommending nominees for election or re-election to the Board at each annual meeting of shareholders. The Governance Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including considering recommendations from shareholders. The Governance Committee may engage outside search firms to identify suitable candidates.

      While the Governance Committee has no specific minimum qualifications in evaluating a director candidate, the Governance Committee has adopted a policy regarding critical factors to be considered in selecting director nominees which include: the nominee’s personal and professional ethics, integrity and values; the nominee’s intelligence, judgment, foresight, skills, experience (including understanding of marketing, finance, the Company’s technology and other elements relevant to the success of a company such as the Company) and achievements, all of which are viewed in the context of the overall composition of the Board; the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director; having a majority of independent directors on the Board; and representation of the long-term interests of the shareholders as a whole and a diversity of backgrounds and expertise which are most needed and beneficial to the Board and the Company. The Governance Committee will evaluate director candidates recommended by shareholders for election to the Board of Directors in the same manner and using the same criteria as used for any other director candidate.

      A shareholder may recommend a candidate to the Governance Committee by delivering a written notice to the Secretary of the Company at the Company’s principal executive offices and including the following in the notice: (1) the name and address of the shareholder as they appear on the Company’s books or other proof of share ownership; (2) the class and number of shares of the Company’s common stock that are beneficially owned by the shareholder as of the date written notice is given; (3) a description of all arrangements or understandings between the shareholder and the director candidate and any other person(s) pursuant to which the recommendation or nomination is to be made by the shareholder; (4) the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; (5) the principal occupation or employment of the director candidate; (6) the class and number of shares of the Company’s common stock that are beneficially owned by the director candidate; (7) the consent of the director candidate to serve as a director of the Company if elected; and (8) any other information required to be disclosed with respect to such director candidate in solicitations for proxies for the election of directors pursuant to applicable rules of the Securities and Exchange

Commission. The Governance Committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a director of the Company.

      If the Governance Committee determines that a shareholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of shareholders. Shareholders who are recommending candidates for consideration by the Board in connection with the next annual meeting of shareholders should submit their written recommendation no later than June 1 of the year of that meeting.

      Shareholders who wish to nominate a person for election as a director in connection with an annual meeting of shareholders (as opposed to making a recommendation to the Governance Committee as described above) must deliver the written notice described in Section 2.10(b) of the Company’s Bylaws to the Company’s Secretary not less than 60 days nor more than 120 days prior to the scheduled meeting date or, if less than 70 days’ prior notice of the scheduled date of the shareholders’ meeting is given, the written notice must be received by the Company’s Secretary by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the day on which public disclosure of the scheduled meeting date was made, whichever is earlier.

   Meetings and Attendance. During fiscal 2004, there were nine meetings of the Board, fourteen meetings of the Audit Committee, six meetings of the Compensation Committee, three meetings of the Executive Committee and four meetings of the Governance Committee. Each of the directors attended 75% or more of the total number of meetings of the Board and the meetings of the committees of the Board on which he or she served during the period that he or she served.

      The Company strongly encourages each director to attend the Company’s annual meeting of shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders.

   Communicating with Directors. The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of the Company’s Secretary. Shareholders can send communications by mail to Raymond M. Bukaty, Secretary, Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630-7741. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication, including whether the communication is intended only for the Company’s lead director or non-management directors. The Board has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the intended Board recipient’s consideration. In such cases, some of the correspondence may be forwarded elsewhere within the Company for review and possible response.

Director Compensation

      Director Fees. Non-employee directors receive an annual retainer of $40,000 in January, or if they join the Board at a later date, they receive a proportion of the annual fee corresponding to the period for which they serve. The non-employee directors also receive compensation of $2,500 for each session during which they attend a Board meeting, $1,500 for any and all committee meetings attended, $1,250 for each Board meeting and $750 for each committee meeting held by telephone conference, and reimbursement of reasonable out-of-pocket expenses incurred in attending each meeting. In addition, the chairman of each committee of the Board receives an annual retainer of $5,000. Mr. Massengill and Mr. Shakeel, who are employees of the Company, do not receive any compensation for their service on the Board or any Board committee.

      Non-Employee Directors Stock-for-Fees Plan. Under the Company’s Amended and Restated Non-Employee Directors Stock-for-Fees Plan, $20,000 of the $40,000 annual retainer fee payable to each non-employee director is paid in the form of shares of the Company’s common stock rather than cash. Each non-employee director may elect to receive shares in lieu of any or all of (1) the remaining $20,000 of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (2) the additional $5,000 chairman retainer, and/or (3) the meeting attendance fees otherwise payable to him or her in cash for that calendar year. At the time of the election for a particular calendar year, a non-employee director may also elect to defer the receipt of any cash or stock compensation to be paid during the calendar year. A deferral will not change the form (cash or shares) in which the fee is to be paid at the end of the deferral period. Under the Deferred Compensation Plan and the Non-Employee Directors Stock-for-Fees Plan, the Company pays a 15% premium to each non-employee director who elects to defer annual retainers or meeting fees to be received in cash and a 25% premium to each non-employee director who elects to defer annual retainer or meeting fees to be received in common stock. The number of shares of common stock payable is determined by dividing the amount of the cash fee the director would have received by the fair market value of the common stock on the date the cash fee would have been paid. The aggregate number of shares issued under the Non-Employee Directors Stock-for-Fees Plan in each of the last three fiscal years was: (1) 3,392 plus the 19,856 deferred stock units reported below under “Deferred Compensation Plan” in fiscal 2004, (2) 4,804 plus the 39,059 deferred stock units reported below under “Deferred Compensation Plan” in fiscal 2003, and (3) 5,701 plus the 44,700 deferred stock units reported below under “Deferred Compensation Plan” in fiscal 2002.

      The maximum aggregate number of shares of the Company’s common stock that may be issued under the Non-Employee Directors Stock-for-Fees Plan is 400,000 shares, subject to adjustments for stock splits and similar events. The Board has the power to suspend, discontinue or, subject to shareholder approval if required by applicable law or regulation, amend the Non-Employee Directors Stock-for-Fees Plan at any time. The Non-Employee Directors Stock-for-Fees Plan will remain in effect even if shareholders approve the 2004 Performance Incentive Plan described in Proposal 2 below.

      Deferred Compensation Plan. Under the Company’s Deferred Compensation Plan, all directors and employees selected for participation by the Compensation Committee are permitted to defer payment of compensation by the Company. Non-employee directors who elect to participate are permitted to defer between a minimum of $2,000 per calendar year and a maximum of 100% of their compensation payable under the Non-Employee Directors Stock-for-Fees Plan. The deferred stock units carry no voting or investment power. Each participant may elect one or more measurement funds to be used to determine additional amounts to be credited to his or her account balance, including certain mutual funds and a declared rate fund that is credited interest at a fixed rate for each plan year. The fixed interest rate is set prior to the beginning of the plan year. The fixed interest rate for calendar year 2004 is 6.00%, for calendar year 2003 was 6.75%, and for calendar year 2002 was 7.00%.

      Pursuant to the terms of the Deferred Compensation Plan, non-employee directors’ deferred compensation in the last three fiscal years was as follows:

	2004 Deferred	2004 Cash	2003 Deferred	2003 Cash	2002 Deferred	2002 Cash
Non-Employee Director	Stock Units(1)	Deferred(2)	Stock Units(1)	Deferred(2)	Stock Units(1)	Deferred(2)

Peter D. Behrendt	2,120	$28,750	3,639	$23,000	4,099	$23,000
I.M. Booth	2,120	$60,375	3,639	$29,900	0	0
Kathleen A. Cote	4,000	$41,688	8,166	$13,800	7,676	$25,875
Henry T. DeNero	0	0	6,785	0	15,937	0
William L. Kimsey	2,120	$23,000	2,708	$13,886	—	—
Michael Lambert	0	0	0	0	—	—
Roger H. Moore	7,376	0	10,483	0	12,890	0
Thomas E. Pardun	2,120	$28,750	3,639	$36,225	4,098	$36,225

Total	19,856	$182,563	39,059	$116,811	44,700	$85,100

(1)	Includes the 25% premium, in the form of shares of the Company’s common stock, received under the Non-Employee Directors Stock-for-Fees Plan by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in shares of the Company’s common stock.

(2)	Includes the 15% premium, in the form of cash, received under the Non-Employee Directors Stock-for-Fees Plan by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in cash.

      Stock Option Plan for Non-Employee Directors. Under the Company’s Stock Option Plan for Non-Employee Directors, non-employee directors are automatically granted an option to purchase 75,000 shares of the Company’s common stock upon initial election or appointment to the Board at an exercise price per share equal to the fair market value of the Company’s common stock on the date of initial election or appointment (“Initial Option”). After a non-employee director joins the Board, immediately following each annual meeting of shareholders of the Company, if he or she has been re-elected as a director at that annual meeting, the non-employee director will automatically receive another option to purchase 10,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of common stock on the date of grant (“Additional Option”). Both Initial Options and Additional Options vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each three-month period thereafter. Initial Options and Additional Options vest only if the optionee has remained a director for the entire period from the grant date to the vesting date, unless the director retired after reaching age 55, in which case all options immediately vest and become exercisable upon the earlier of (i) three years after the director’s retirement or (ii) the expiration of the original term of the option, provided, in each case, the director has given at least four years of service to the Company and does not render services to a competitor of the Company.

      The Board has adopted, subject to shareholder approval, the Western Digital Corporation 2004 Performance Incentive Plan. If shareholders approve the 2004 Performance Incentive Plan, no automatic grants will be awarded to non-employee directors at or after the Annual Meeting under the Stock Option Plan for Non-Employee Directors, and the Board will have the discretion to grant awards to non-employee directors under the 2004 Performance Incentive Plan. If the 2004 Performance Incentive Plan is approved by shareholders, the Board expects to approve a grant immediately following the Annual Meeting to each non-employee director under the 2004 Performance Incentive Plan equal to what that director would have received under the Stock Option Plan for Non-Employee Directors. The Board expects that awards under the 2004 Performance Incentive Plan to new non-employee directors joining the Board and to non-employee directors following each annual meeting of shareholders of the Company will be on terms and conditions substantially similar to the Stock Option Plan for Non-Employee Directors, as described above.

      Non-Employee Directors Restricted Stock Unit Plan. The Company has a Restricted Stock Unit Plan for Non-Employee Directors under which restricted stock units (“RSUs”) are granted to the Company’s non-employee directors. Pursuant to this plan, non-employee directors were granted 2,100 RSUs upon adoption of the plan and will be automatically granted an additional 2,100 RSUs each January 1 thereafter. If a new non-employee director is appointed to the Board, the Company prorates the initial 2,100 RSU grant. All RSUs vest 100% on the third anniversary of the grant. However, if a director served as a director for at least four years and is at least 55 years old when such director ceases to be a director (a “Retired Director”), all unvested RSUs vest immediately upon the director’s termination. If a director ceases to be a director for any reason (except removal) prior to becoming eligible to be a Retired Director, then all of the unvested RSUs granted in the first twelve months prior to termination terminate without vesting,  1/3 of all unvested RSUs granted within the second twelve-month period prior to termination immediately vest and become payable, and  2/3 of all unvested RSUs granted within the third twelve-month period prior to termination immediately vest and become payable. When the RSUs vest, within 15 days the Company will pay the director in cash an amount equal to (i) the product of the number of RSUs vested and (ii) the preceding 45-day average trading price of the Company’s common stock as of the date of vesting. However, the payment amount may not exceed 200% of the value of RSUs on the date of the grant, with the value calculated at the preceding 45-day average trading price on the day of the grant. The Restricted Stock Unit Plan for Non-Employee Directors will remain in effect even if shareholders approve the 2004 Performance Incentive Plan described in Proposal 2 below.

EXECUTIVE COMPENSATION

      The following report of the Company’s Compensation Committee addresses the Company’s policies for fiscal 2004 as they affected the Company’s Chief Executive Officer and its other executive officers, including the Named Executive Officers. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Compensation Committee

      The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is responsible for recommending to the Board all elements of compensation for executive officers and approving the compensation for the Chief Executive Officer. The Committee also reviews and approves various other Company compensation policies and matters, reviews and makes recommendations to the Board regarding non-employee director compensation, and administers the Company’s Employee Stock Option Plan, Broad-Based Stock Incentive Plan, 1993 Employee Stock Purchase Plan, Deferred Compensation Plan, Executive Bonus Plan, Incentive Compensation Plan and, if approved by shareholders, the 2004 Performance Incentive Plan that is being submitted to shareholders for approval as described in Proposal 2.

      Each member of the Committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The Committee has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Compensation Philosophy

      The Company’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s shareholders. To support this philosophy, a significant portion of each executive officer’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of short-term and long-term value for the Company’s shareholders. The Company’s compensation policies and programs are designed to:

•	attract, develop, reward and retain highly qualified and productive individuals;

•	motivate executives to improve the overall performance and profitability of the Company, as well as the business group for which each is responsible, and reward executives when specific measurable results have been achieved;

•	encourage accountability by determining salaries and incentive awards based on each executive’s individual performance and contribution;

•	tie incentive awards to financial and non-financial metrics which drive the performance of the Company’s common stock over the long term to further reinforce the linkage between the interests of the shareholders and the executives; and

•	ensure compensation levels are both externally competitive and internally equitable.

      In furtherance of these goals, the Company’s executive compensation policies, plans and programs consist of base salary, annual incentive compensation, long-term retention/incentive awards, including stock options, restricted stock units and restricted stock grants, a deferred compensation plan and other benefits.

      The Committee considers all elements of compensation and the Company’s compensation philosophy when determining individual components of pay. The Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Committee and the Company’s Human Resources staff, the Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the high-technology industry with similar size and performance characteristics. Most of the companies included in this analysis are also included in the Dow Jones US Technology, Hardware and Equipment Index (see “Stock Performance Graph” at page 21).

      While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts, when combined, are generally equivalent to the median total cash compensation level for comparable jobs in the marketplace. However, depending upon the Company’s business groups’ performance as measured against predetermined financial and non-financial goals, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are lower or higher than the median levels for comparable jobs. The Committee also reviews the compensation levels of the executive officers for internal consistency.

      The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company performance. In all cases, the Committee considers the total potential compensation payable to each of the executive officers when establishing or adjusting any element of his or her compensation package.

Executive Compensation Components

      The Company’s executive compensation package consists primarily of the following components:

      Base Salary. Executive officer base salaries are reviewed annually, and base salary levels are generally targeted at or below the median of competitive data. The base salaries of individual executive officers can and do vary from this salary benchmark based on such factors as the competitive environment, the executive’s experience level and scope of responsibility, the Company’s financial condition, current performance, future potential and the overall contribution of the executive. The Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

      Annual Incentive Compensation. The Company’s Incentive Compensation Plan (the “ICP”) formally links cash bonuses for executive officers and other participating employees to the Company’s semiannual operating performance. The Committee establishes target awards under the ICP for each executive officer, expressed as a percentage of the executive’s semiannual base salary. The Committee then semiannually establishes operating and/or financial performance goals under the ICP. The bonus pool payable under the ICP for each semiannual period can vary from 0% to 200% of the aggregate target bonuses, depending upon the Company’s performance against the pre-established goals. Individual awards to executive officers can also vary from their targets, depending upon the size of the bonus pool and their individual performance. Because the Company did not meet the minimum operating and/or financial performance goals under the ICP in fiscal 2004, no ICP cash awards were made to executive officers for fiscal 2004.

      Stock Options and Restricted Stock Grants. The Committee views the grant of stock options and restricted stock to be a key long-term incentive reward program. Executive officers, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company’s Employee Stock Option Plan until its expiration on November 10, 2004 and are eligible to receive options, restricted stock and other stock-based compensation under the Company’s Broad-Based Stock Incentive Plan. If the 2004 Performance Incentive Plan described under Proposal 2 is approved by shareholders at the Annual Meeting, the authority to grant new awards under the Broad-Based Stock Incentive Plan will terminate; however, at such time, executive officers, as well as other employees, will be eligible to receive periodic grants of incentive stock options, non-qualified stock options, restricted stock and other cash or stock-based compensation under the 2004 Performance Incentive Plan. Historically, the Company has granted stock options with an exercise price equal to the fair market value per share of the Company’s common stock on the date of grant. Vesting schedules for the options and restricted stock are designed to balance the goals of encouraging retention of executive officers and rewarding long-term performance and commitment to the Company. The Employee Stock Option Plan and the 2004 Performance Incentive Plan prohibit the repricing of options. The Committee believes that options with an exercise price per share equal to the market value of the Company’s common stock on the date of grant, and restricted stock, are an effective incentive for executive officers to create value for the Company’s shareholders and are an effective means of retaining and rewarding executives who are in a position to contribute to the Company’s long-term growth and profitability.

      While all executive officers are eligible to receive stock options or restricted stock, the award of any stock option or restricted stock grant, as well as the size of the grant each executive officer receives, is determined by the Committee in consultation with the Vice President, Human Resources and Administration and the Chief Executive Officer (except in the case of their own stock option or restricted stock grants), and ratified by the Board. In the case of the compensation for the Vice President, Human Resources and Administration, the award of stock options or restricted stock is approved by the Committee in consultation with the Chief Executive Officer. In the case of the Chief Executive Officer’s compensation, the award of stock options or restricted stock is approved by the Committee. The amount of each executive officer’s stock option and restricted stock grant is determined by the Committee based upon the executive’s individual performance, the executive’s current compensation package, the value of the executive’s unvested stock options and restricted stock, comparable company and competitive company practices, and the Committee’s appraisal of the executive’s anticipated long-term future contribution to the Company. The stock options and restricted stock granted to the Named Executive Officers in fiscal 2004 are set forth in the Summary Compensation and Option Grants tables beginning at page 17.

      Long-Term Retention Awards. The Company has an executive retention program through which the Company grants cash and stock option awards to key employees whose retention is deemed critical to the Company’s future success. The purpose of the program is to retain participants by providing a significant incremental opportunity for capital accumulation and to focus participants on increasing the value of the Company’s common stock. Awards under the executive retention program usually consist of a cash award and a stock option grant. The awards (cash and stock options) vest in accordance with schedules designed to maximize the retention value of the awards to the executives receiving the awards. Certain executive officers continued to receive cash payments in fiscal 2004 under awards granted previously. No new awards were granted to executive officers under this program in fiscal 2004.

      Special Retention Award. In fiscal 2003, each of the Chief Executive Officer and the President and Chief Operating Officer received special retention awards of restricted stock units under amended and restated Long-Term Retention Agreements. These awards are intended to add incentives for the executives to advance the long-term interests of the Company and are described in further detail under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” beginning on page 22.

      Benefits. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are largely those that are offered to the general employee population, with some variation, primarily with respect to eligibility for participation in the non-qualified deferred compensation plan, the availability of expanded medical benefits, and the availability of various limited allowances, including life insurance, financial planning and club memberships. The Committee believes that the benefits offered to executive officers generally are competitive. From time to time, the Company’s Human Resources Department obtains data to help ensure that such benefit plans and programs remain competitive and reports its findings to the Committee.

Chief Executive Officer Compensation

      Mr. Massengill was elected Chief Executive Officer of the Company in January 2000 and Chairman of the Board of Directors in November 2001. His compensation package has been designed to encourage both short-term and long-term performance of the Company as well as to align his interests with the interests of shareholders. The majority of his compensation, including stock options, annual incentive bonuses and long-

term retention awards, is at risk and ultimately based upon the financial performance of the Company. He does not have an employment contract, but is subject to the Company’s Change of Control Severance Plan and has a Long-Term Retention Agreement (both of which are described in “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” beginning on page 22). The Committee reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and, either as a Committee or together with the other independent directors of the Board, determines and approves the Chief Executive Officer’s compensation level. On behalf of the Board, the Governance Committee will, as it and the Committee determine appropriate, provide input to the Committee on the performance of the Chief Executive Officer. The Company’s overall performance and Mr. Massengill’s individual performance are critical factors in the Committee’s determination.

      Mr. Massengill’s annual base salary for fiscal 2004 was $700,000 and was paid bi-weekly. Mr. Massengill did not receive an ICP award for fiscal 2004 because the Company did not meet the minimum operating and/or financial performance goals under the ICP in fiscal 2004. During fiscal 2004, he received stock option grants under the Company’s Employee Stock Option Plan totaling 300,000 shares. These options vest over four years. In addition, on July 1, 2003 and July 1, 2004, both of which fell in fiscal 2004, two separate annual installments representing 25% and 30%, respectively, of the total “share units” awarded to Mr. Massengill in fiscal 2003 pursuant to his Long-Term Retention Agreement vested, resulting in cash payments to him of $3,227,000 and $3,637,200, respectively.

      The Committee’s decisions regarding Mr. Massengill’s stock option grants during fiscal 2004 were based on its subjective assessment of his performance and of the importance of his leadership to the Company’s successful return to profitability, as well as its expectations for his future contributions in leading the Company.

Policy Regarding Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers as of the end of any fiscal year. Certain performance-based compensation, however, is exempt from the Section 162(m) deduction limit. It is the Committee’s current intent that, so long as it is consistent with the Company’s overall compensation objectives and philosophy, executive compensation will be structured so as to be deductible for federal income tax purposes to the maximum extent possible. The Employee Stock Option Plan and, if approved by shareholders, the 2004 Performance Incentive Plan have been structured so that any taxable compensation derived pursuant to the exercise of options approved by the Committee and granted under such plans should not be subject to the Section 162(m) deductibility limitations. Base salaries, bonuses under the ICP, cash awards and restricted stock awards under the executive retention program do not, however, satisfy all the requirements of Section 162(m) and, accordingly, are not exempt from the Section 162(m) deductibility limitations. Nevertheless, the Committee has determined that these plans and policies are in the best interests of the Company and its shareholders since the plans and policies permit the Company to recognize an executive officer’s contributions as appropriate. The Committee will, however, continue to consider, among other relevant factors, the deductibility of compensation when the Committee reviews the Company’s compensation plans and policies. The Committee reserves the right to continue to award non-deductible compensation in such circumstances as it deems appropriate.

September 21, 2004

COMPENSATION COMMITTEE

Peter D. Behrendt, Chairman
I. M. Booth
Michael D. Lambert
Roger H. Moore

Summary Compensation Table

      The following table sets forth the compensation paid to the Company’s Chief Executive Officer in fiscal 2004, the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2004, and one other most highly compensated executive officer in fiscal 2004 who was no longer serving as an executive officer at the end of fiscal 2004 (collectively, the “Named Executive Officers”).

						Long-Term Compensation

						Awards			Payouts
		Annual
		Compensation**						Securities		All Other
						Restricted		Underlying	LTIP	Compen-
	Fiscal	Salary		Bonus		Stock		Options/SARs*	Payouts	sation
Name and Principal Position	Year	($)		($)		Awards($)(1)		(#)	($)	($)

Matthew E. Massengill	2004	726,923	(2)	0		0		300,000	6,864,200 (3)	3,184	(4)
Chairman and Chief	2003	700,000		1,050,000		0		400,000	0	3,140
Executive Officer	2002	671,154		1,193,750		1,606	(5)	650,000	750,000	2,000
Arif Shakeel	2004	571,154	(2)	0		0		200,000	4,903,000 (6)	3,776	(4)
President and	2003	550,000		727,500		0		250,000	0	3,710
Chief Operating Officer	2002	506,731		884,340		643	(5)	400,000	200,000	0
Stephen D. Milligan(7)	2004	307,154	(2)	35,000	(8)	772,500	(9)	135,000	0	4,436	(4)
Senior Vice President and
Chief Financial Officer
Raymond M. Bukaty	2004	324,462	(2)	0		0		85,000	75,000	3,308	(4)
Senior Vice President,	2003	281,539		240,500		0		75,000	75,000	3,260
General Counsel and	2002	227,025		153,000		468,150	(5)(9)	115,000	75,000	2,000
Secretary
David C. Fetah	2004	301,154	(2)	0		0		60,000	0	3,491	(4)
Vice President,	2003	268,462		228,250		0		75,000	0	5,155
Human Resources and	2002	251,538		158,310		0		100,000	100,000	96,578
Administration
Former Executive Officer:
D. Scott Mercer(10)	2004	285,577	(2)	120,000	(11)	0		0	0	41,225	(4)
Senior Vice President and	2003	337,500		556,875		0		125,000	0	61,863
Chief Financial Officer	2002	227,163		274,110		465,000	(9)	225,000	0	0

*	The Company has not historically granted Stock Appreciation Rights.

**	The amount of perquisites and other personal benefits received by each of the Named Executive Officers for the years indicated did not exceed the lesser of $50,000 or 10% of the individual’s total annual salary and bonus, which represents the threshold reporting requirement.

(1)	The total number and value of restricted stock holdings of the Company’s common stock by each of the Named Executive Officers as of July 2, 2004 (based on the $8.40 closing price of the Company’s common stock on July 2, 2004) were as follows: Mr. Massengill, 0 shares; Mr. Shakeel, 0 shares; Mr. Milligan, 75,000 shares, $630,000; Mr. Bukaty, 45,000 shares, $378,000; Mr. Fetah, 0 shares; and Mr. Mercer, 0 shares.

(2)	The Company’s 2004 fiscal year included 27 bi-weekly pay periods.

(3)	This amount actually represents not one, but two, annual installments: the first is a 2003 installment of $3,227,000 and the second is a 2004 installment of $3,637,200. The combined amount of $6,864,200 is being reported in the table as a fiscal 2004 payment because the annual installment vesting of the “share units” underlying the payments occurred on July 1, 2003 and July 1, 2004. This year, each of these dates was part of fiscal 2004 because fiscal 2004 commenced June 28, 2003 and ended July 2, 2004. The Long-Term Retention Agreement under which the share units were awarded in December 2002 is described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(4)	The amounts reported in this column for fiscal 2004 consist of: (i) the Company’s matching contributions to the Retirement Savings and Profit Sharing Plan on behalf of Mr. Massengill ($2,000), Mr. Shakeel ($2,000), Mr. Milligan ($4,000), Mr. Bukaty ($2,000) and Mr. Fetah ($2,000); (ii) the taxable portion of Company-paid life insurance premiums on behalf of Mr. Massengill ($1,184), Mr. Shakeel ($1,776), Mr. Milligan ($436), Mr. Bukaty ($1,308) and Mr. Fetah ($1,491); and (iii) relocation expenses paid by the Company on behalf of Mr. Mercer ($41,225).

(5)	Prior to January 4, 2002, SageTree was a subsidiary of the Company. This value consists of 62,500 shares of SageTree restricted stock granted to Mr. Massengill and 25,000 shares of SageTree restricted stock granted to Mr. Shakeel and includes 35,000 shares (valued at $900) of SageTree restricted stock granted to Mr. Bukaty that, in each case, were granted under the SageTree 2000 Stock Incentive Plan and vested 25% immediately on January 2, 2002, the date of grant, and 25% annually thereafter. Dividends are payable on shares of restricted stock at the same rate and time and in the same form in which dividends are payable on other outstanding shares of SageTree’s common stock.

(6)	This amount actually represents not one, but two, annual installments: the first is a 2003 installment of $2,305,000 and the second is a 2004 installment of $2,598,000. The combined amount of $4,903,000 is being reported in the table as a fiscal 2004 payment because the annual installment vesting of the “share units” underlying the payments occurred on July 1, 2003 and July 1, 2004. This year, each of these dates was part of fiscal 2004 because fiscal 2004 commenced June 28, 2003 and ended July 2, 2004. The Long-Term Retention Agreement under which the share units were awarded in December 2002 is described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(7)	Mr. Milligan became an executive officer of the Company in fiscal 2004 and therefore no information is provided prior to such year.

(8)	This amount consists of a retention bonus earned by Mr. Milligan upon completion of twelve months of employment at the Company.

(9)	These restricted stock awards were granted under the Company’s Broad-Based Stock Incentive Plan and are valued as of the date of grant. The number and vesting schedules of these restricted stock awards to the Named Executive Officers are as follows: (i) Mr. Milligan: 75,000 shares, vesting 25% on January 29, 2006, 35% on January 29, 2007 and 40% on January 29, 2008; (ii) Mr. Bukaty: 75,000 shares, vesting 40% on January 1, 2004 and 60% on January 1, 2005; and (iii) Mr. Mercer: 150,000 shares, vesting 40% on January 31, 2003 and 60% on January 31, 2004. Dividends are payable on shares of restricted stock at the same rate and time and in the same form in which dividends are payable on other outstanding shares of the Company’s common stock.

(10)	Mr. Mercer resigned from his position as Chief Financial Officer effective January 31, 2004 and is currently serving as Senior Vice President and Advisor to the CEO.

(11)	This amount consists of a one-time Chief Financial Officer transition bonus in the amount of $120,000 earned by Mr. Mercer upon the promotion of Mr. Milligan to Chief Financial Officer in January 2004.

Option/SAR Grants in Last Fiscal Year

      The following table sets forth information regarding stock options to purchase shares of the Company’s common stock granted to the Named Executive Officers during fiscal 2004 and the potential realizable value at certain assumed rates of stock price appreciation for the option term. These assumed rates are in accordance with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s common stock.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs*	Exercise		Price Appreciation for
	Underlying	Granted to	or Base		Option Term
	Options/SARs*	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Matthew E. Massengill	300,000	6.8235	13.07	9/24/2013	2,465,896	6,249,064
Arif Shakeel	200,000	4.5490	13.07	9/24/2013	1,643,931	4,166,043
Stephen D. Milligan	75,000	1.7059	9.70	7/30/2013	457,521	1,159,448
	60,000	1.3647	13.07	9/24/2013	493,179	1,249,813
Raymond M. Bukaty	60,000	1.3647	13.07	9/24/2013	493,179	1,249,813
	25,000	0.5686	10.30	1/29/2014	161,940	410,389
David C. Fetah	60,000	1.3647	13.07	9/24/2013	493,179	1,249,813

Former Executive Officer:
D. Scott Mercer	—	—	—	—	—	—

*	The Company has not historically granted Stock Appreciation Rights.

(1)	All options to purchase shares of the Company’s common stock were granted under the Company’s Employee Stock Option Plan and were granted at fair market value on date of grant. Options become exercisable as to 25% of the total number of shares granted on the first anniversary of the grant date and 6.25% at the end of each three-month period thereafter. All options have a term of 10 years, subject to earlier termination in connection with termination of employment. The Employee Stock Option Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table sets forth the option exercises in fiscal 2004, the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on July 2, 2004, and the aggregate gains that would have been realized had these options been exercised on July 2, 2004 even though these options were not exercised, and the unexercisable options could not have been exercised, on July 2, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs*		Options/SARs*
	Shares		At Fiscal Year End(#)		At Fiscal Year End($)(2)
	Acquired on	Value Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Matthew E. Massengill	16,008	17,329	1,512,338	669,284	3,807,591	1,751,875
Arif Shakeel	53,525	236,982	659,900	425,000	1,930,451	1,077,500
Stephen D. Milligan	0	0	45,719	193,781	208,021	267,454
Raymond M. Bukaty	0	0	201,893	158,750	552,953	302,063
David C. Fetah	0	0	240,745	122,500	848,829	328,125

Former Executive Officer:
D. Scott Mercer	0	0	231,250	118,750	1,178,750	582,500

*	The Company has not historically granted Stock Appreciation Rights.

(1)	This value is based on the market value on the date of exercise of shares covered by the exercised options, less the option exercise price.

(2)	These amounts represent the difference between the exercise price of in-the-money options and the market price of the Company’s common stock on July 2, 2004, the last trading day of fiscal 2004. The closing price of the Company’s common stock on that day on the New York Stock Exchange was $8.40. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists of Messrs. Behrendt, Booth, Lambert and Moore. No member of the Compensation Committee during fiscal 2004 was a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities in which an executive officer of the Company served on the compensation committee (or equivalent) of the board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board of Directors.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return of the Company’s common stock with the cumulative total return of the S&P 500 Index and the Dow Jones US Technology, Hardware and Equipment Index for the five years ended July 2, 2004. The graph assumes that $100 was invested on July 3, 1999 in the Company’s common stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

TOTAL RETURN TO STOCKHOLDERS

(Assumes $100 investment on 7/3/99)

Total Return Analysis

	7/3/99	6/30/00	6/29/01	6/28/02	6/27/03	7/02/04

Western Digital Corporation	100.00	78.43	61.96	50.98	167.53	131.76
S&P 500 Index	100.00	107.25	91.34	74.91	75.10	89.45
Dow Jones US Technology, Hardware & Equipment	100.00	136.65	82.06	49.57	59.39	65.15

      The stock performance graph shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall it be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or the Securities Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the directors and officers of the Company and persons who beneficially own more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during fiscal 2004. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company with respect to fiscal 2004 and the written responses to annual directors and officers questionnaires that no other reports were required, all of these reports were timely filed, except for one Form 4 for Matthew E. Massengill, Chairman and Chief Executive Officer, and one Form 4 for Arif Shakeel, President and Chief Operating Officer, that were filed to report the vesting of their respective “share units” on July 1, 2003 pursuant to the Long-Term Retention Agreements described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Employment Arrangements

      The Company entered into an agreement with Mr. Mercer, dated October 19, 2001, relating to his employment with the Company as Senior Vice President and Chief Financial Officer. Mr. Mercer joined the Company as Senior Vice President and Chief Financial Officer effective October 22, 2001 and served in that position through January 31, 2004 when he became Senior Vice President and Advisor to the Chief Executive Officer. The agreement set forth Mr. Mercer’s compensation as Senior Vice President and Chief Financial Officer, including commuting arrangements, and provided that upon commencement of his employment, the Company would recommend that Mr. Mercer receive an option to purchase 225,000 shares of the Company’s common stock, vesting over three years, and 150,000 shares of restricted stock, vesting 40% on January 31, 2003 and 60% on January 31, 2004. All shares of restricted stock vested prior to the termination of Mr. Mercer’s service as Senior Vice President and Chief Financial Officer of the Company in January 2004. In addition, in accordance with the agreement, Mr. Mercer earned a one-time Chief Financial Officer transition bonus in the amount of $120,000 upon the promotion of Mr. Milligan to Chief Financial Officer in January 2004.

      The Company entered into an agreement with Mr. Milligan, dated September 10, 2004, relating to his employment with the Company. Pursuant to the agreement, Mr. Milligan is eligible to receive a retention bonus of $35,000 payable upon completion of twenty-four months of employment at the Company. The bonus is repayable by Mr. Milligan to the Company if, within six months after the payment date, his employment is voluntarily terminated or terminated for “good cause” as defined in the agreement.

Long-Term Retention Agreements

      The Company entered into Amended and Restated Long-Term Retention Agreements with each of Mr. Massengill and Mr. Shakeel, effective December 20, 2002, amending and restating prior long-term retention agreements with each of them. The Long-Term Retention Agreements are intended to add incentives for the executives to advance the long-term interests of the Company. Pursuant to the Long-Term Retention Agreements, Mr. Massengill and Mr. Shakeel were respectively granted 1.4 million and 1.0 million “share units” subject to certain adjustment, vesting, forfeiture and repayment provisions. The share units vest in three installments, 25% vested on July 1, 2003, 30% vested on July 1, 2004 and 45% will vest on July 1, 2005 so long as the executive remains employed with the Company. Within fifteen days of each vesting period, the Company is obligated to pay each executive a cash amount equal to the product of the number of share units vesting and the average closing price of the Company’s common stock for the preceding forty-five day period, but in no event more than $9.22 per share unit. In July 2003, Mr. Massengill received a cash payment of $3,227,000 and Mr. Shakeel received a cash payment of $2,305,000 with respect to the vesting of their respective share units on July 1, 2003. In July 2004, Mr. Massengill received a cash payment of $3,637,200 and Mr. Shakeel received a cash payment of $2,598,000 with respect to the vesting of their respective share units on July 1, 2004.

      In the event that the executive’s employment is terminated due to a change in control of the Company, any unvested portions of the final installment will automatically vest and the amounts as previously described will become payable. In the event of the executive’s death prior to vesting of the final installment, then the final installment will immediately vest and become payable. In the event the executive’s employment is terminated for any other reason, he will immediately forfeit all unvested amounts.

Change of Control Severance Plan

      Effective March 29, 2001, the Company’s Board of Directors adopted a Change of Control Severance Plan covering certain executives of the Company and its subsidiaries, including each of the currently employed Named Executive Officers. The Change of Control Severance Plan provides for payment of severance benefits to each participating executive officer in the event of termination of his or her employment in connection with a change of control of the Company. The plan provides for two levels of severance benefits. The severance benefits are payable if the Company and its subsidiaries terminate the employment of the executive officer without cause or the employee voluntarily terminates his or her employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place, or breach of the plan by the Company or any successor) within one year after a change of control or prior to and in connection with, or in anticipation of, such a change. The plan is effective until March 29, 2006, and may be extended by the Board of Directors until March 29, 2011.

      For each of the Named Executive Officers and other executive officers of the Company subject to Section 16 of the Securities Exchange Act, the severance benefits generally consist of the following:

(1) a lump sum payment equal to two times the executive officer’s annual base compensation plus the target bonus as in effect immediately prior to the change in control or as in effect on the date of notice of termination of the executive officer’s employment with the Company, whichever is higher;

(2) 100% vesting of any non-vested stock options granted to the executive officer by the Company;

(3) extension of the period in which the executive officer’s options may be exercised to the longer of (a) 90 days after the date of termination of his or her employment with the Company and (b) the period specified in the plan or agreement governing the options;

(4) continuation for a period of 24 months of the same or equivalent life, health, hospitalization, dental and disability insurance coverage and other employee insurance or welfare benefits, including equivalent coverage for his or her spouse and dependent children, and a car allowance equal to what the executive officer was receiving immediately prior to the change in control, or a lump sum payment equal to the cost of obtaining coverage for 24 months if the executive officer is ineligible to be covered under the terms of the Company’s insurance and welfare benefits;

(5) a lump sum payment equal to the amount of in-lieu payments that the executive officer would have been entitled to receive during the 24 months after termination of his or her employment if the executive officer, prior to the change in control, was receiving any cash-in-lieu payments designed to enable the executive officer to obtain insurance coverage of his or her choosing; and

(6) acceleration of all awards granted to the executive officer under the Company’s Executive Retention Plan adopted in 1998 or any similar plan.

      Any health and welfare benefits will be reduced to the extent of the receipt of substantially equivalent coverage by the executive officer from any successor employer. Generally, the benefits will be increased to the extent the executive officer has to pay taxes associated with “excess parachute payments” under the Internal Revenue Code, such that the net amount received by the executive officer is equal to the total payments he or she would have received had the tax not been incurred.

Executive Bonus Plan

      Effective May 16, 1994, the Company’s Board of Directors adopted the Western Digital Corporation Executive Bonus Plan. Certain members of management and other highly compensated employees of the Company and its subsidiaries, including each of the currently employed Named Executive Officers, are eligible to participate in the Executive Bonus Plan. The Executive Bonus Plan provides for a benefit to be paid by a separate trust in connection with a change in control of the Company or the Company’s insolvency. The value of each executive’s benefit equals the assets in the trust allocable to the executive. As of July 2, 2004, for all of the Named Executive Officers, the aggregate benefit was equal to $330,838. The Executive Bonus Plan may be terminated or modified by the Company at any time until one year before an event triggering a payment obligation under the plan. No termination or amendment can decrease a participant’s potential benefits under the plan as of the date of termination or amendment. The plan was amended and restated effective January 2000.

PROPOSAL 2

APPROVAL OF THE WESTERN DIGITAL CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

General

      At the Annual Meeting, shareholders will be asked to approve the Western Digital Corporation 2004 Performance Incentive Plan (the “2004 Performance Incentive Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on September 21, 2004.

      The Company believes that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2004 Performance Incentive Plan are an important attraction, retention and motivation tool for participants in the plan.

      The Company currently maintains the Western Digital Corporation Employee Stock Option Plan, the Western Digital Corporation Stock Option Plan for Non-Employee Directors, and the Western Digital Corporation Broad-Based Stock Incentive Plan. As of September 21, 2004, a total of 15,688,675 shares of the Company’s common stock were then subject to outstanding awards granted under the Employee Stock Option Plan, and an additional 3,991,729 shares of the Company’s common stock were then available for new award grants under the Employee Stock Option Plan. As of September 21, 2004, a total of 933,437 shares of the Company’s common stock were then subject to outstanding awards granted under the Stock Option Plan for Non-Employee Directors, and an additional 813,876 shares of the Company’s common stock were then available for new award grants under the Stock Option Plan for Non-Employee Directors. As of September 21, 2004, a total of 8,502,479 shares of the Company’s common stock were then subject to outstanding awards granted under the Broad-Based Stock Incentive Plan, and an additional 769,117 shares of the Company’s common stock were then available for new award grants under the Broad-Based Stock Incentive Plan. (The Employee Stock Option Plan, the Stock Option Plan for Non-Employee Directors and the Broad-Based Stock Incentive Plan are referred to collectively in this proposal as the “Existing Plans.”) Further, the Employee Stock Option Plan is scheduled to expire on November 10, 2004 and no new awards may be granted under that plan after that date.

      The Board of Directors approved the 2004 Performance Incentive Plan based, in part, on a belief that the number of shares currently available under the Existing Plans does not give the Company sufficient flexibility to adequately provide for future incentives. If shareholders approve the 2004 Performance Incentive Plan, no new awards will be granted under the Stock Option Plan for Non-Employee Directors or the Broad-Based Stock Incentive Plan after the Annual Meeting and the Employee Stock Option Plan will expire in accordance with its terms. In that case, the number of shares of the Company’s common stock that remain available for award grants under the Employee Stock Option Plan as of November 10, 2004 and under the Stock Option Plan for Non-Employee Directors and the Broad-Based Stock Incentive Plan immediately prior to the Annual Meeting will become available for award grants under the 2004 Performance Incentive Plan. An additional 4,500,000 shares of the Company’s common stock will also be made available for award grants under the 2004 Performance Incentive Plan. In addition, if shareholders approve the 2004 Performance Incentive Plan, any shares of common stock subject to stock option grants and restricted stock awards under the Existing Plans that expire, are cancelled or forfeited, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2004 Performance Incentive Plan, so that if shareholders approve the 2004 Performance Incentive Plan, a maximum of 35,199,313 shares will initially be available for award grants under that plan.

      If shareholders do not approve the 2004 Performance Incentive Plan, the Company will continue to have the authority to grant awards under the Existing Plans (in the case of the Employee Stock Option Plan, only until the November 10, 2004 expiration date of that plan). If shareholders approve the 2004 Performance Incentive Plan, the termination of the Company’s grant authority under the Stock Option Plan for Non-Employee Directors and the Broad-Based Stock Incentive Plan will not affect awards then outstanding under either of those plans. Similarly, the expiration of the Employee Stock Option Plan will not affect awards outstanding under that plan.

Summary Description of the 2004 Performance Incentive Plan

      The principal terms of the 2004 Performance Incentive Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Performance Incentive Plan, which appears as Exhibit A to this Proxy Statement.

      Purpose. The purpose of the 2004 Performance Incentive Plan is to promote the success of the Company and the interests of the Company’s shareholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and the Company’s shareholders.

      Administration. The Board of Directors or one or more committees appointed by the Board of Directors will administer the 2004 Performance Incentive Plan. The Board of Directors has delegated general administrative authority for the 2004 Performance Incentive Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Performance Incentive Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

      The Administrator has broad authority under the 2004 Performance Incentive Plan with respect to awarding grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the minimum vesting rules of the 2004 Performance Incentive Plan, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2004 Performance Incentive Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

      No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or stock appreciation right award under the 2004 Performance Incentive Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

      Eligibility. Persons eligible to receive awards under the 2004 Performance Incentive Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 17,376 officers and employees of the Company and its subsidiaries (including all of the Named Executive Officers), and each of the Company’s non-employee directors, are considered eligible under the 2004 Performance Incentive Plan at the present time.

      Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2004 Performance Incentive Plan equals the sum of: (1) 4,500,000 shares, plus (2) the number of shares available for additional award grant purposes under the Employee Stock Option Plan immediately prior to the expiration of that plan on November 10, 2004, plus (3) the number of shares available for additional award grant purposes under the Stock Option Plan for Non-Employee Directors and the Broad-Based Stock Incentive Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under either of those plans as of the date of the Annual Meeting, plus (4) the number of any shares subject to stock options granted under the Existing Plans and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (5) the number of any shares of restricted stock granted under the Broad-Based Stock Incentive Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested. As of September 21, 2004, approximately 5,574,722 shares were available for additional award grant purposes under the Existing Plans, and approximately 25,124,591 shares were subject to awards then outstanding under the Existing Plans. As noted above, the Employee Stock Option Plan will expire on November 10, 2004, and no additional awards will be granted under the Stock Option Plan for Non-Employee Directors or the Broad-Based Stock Incentive Plan if shareholders approve the 2004 Performance Incentive Plan.

      Shares issued in respect of any “full-value award” granted under the 2004 Performance Incentive Plan will be counted against the share limit described in the preceding paragraph as 1.35 shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of the Company’s common stock were granted under the 2004 Performance Incentive Plan, 135 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a “full-value award” generally means any award granted under the plan other than: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of the Company’s common stock at the time of grant of the award.

      The following other limits are also contained in the 2004 Performance Incentive Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 35,199,313 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•	“Performance-Based Awards” under Section 5.2 of the 2004 Performance Incentive Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $5,000,000.

      To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Performance Incentive Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Performance Incentive Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Performance Incentive Plan will again be available for subsequent awards under the 2004 Performance Incentive Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2004 Performance Incentive Plan or the Existing Plans, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the 2004 Performance Incentive Plan or the Existing Plans, will be available for subsequent awards under the

2004 Performance Incentive Plan. In addition, the 2004 Performance Incentive Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Performance Incentive Plan.

      Types of Awards. The 2004 Performance Incentive Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2004 Performance Incentive Plan. The 2004 Performance Incentive Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

      A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2004 Performance Incentive Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Performance Incentive Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

      A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

      The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of the Company’s common stock on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or stock appreciation right will be counted as a “full-value award” against the plan’s share limit (as described above under “Authorized Shares; Limits on Awards”).

      The other types of awards that may be granted under the 2004 Performance Incentive Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2004 Performance Incentive Plan as described below.

      Subject to limited exceptions set forth in Section 5.1.5 of the 2004 Performance Incentive Plan, the 2004 Performance Incentive Plan generally imposes a minimum one-year vesting requirement on any full-value awards that are subject to a performance-based vesting condition and generally requires that any other full-value awards not vest more rapidly than in monthly installments over a three-year period.

      Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Performance Incentive Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

      The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

      Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

      Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

      Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2004 Performance Incentive Plan, if any person acquires more than 33 1/3% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of the Board of Directors occur over a period of not longer than two years, if shareholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Performance Incentive Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Performance Incentive Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

      Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2004 Performance Incentive Plan, awards under the 2004 Performance Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

      Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Performance Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

      No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the Stock Option Plan for Non-Employee Directors and the Broad-Based Stock Incentive Plan if shareholders approve the 2004 Performance Incentive Plan, the 2004 Performance Incentive Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

      Termination of or Changes to the 2004 Performance Incentive Plan. The Board of Directors may amend or terminate the 2004 Performance Incentive Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law, to the extent required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan, or to the extent the amendment constitutes a “material revision” of the plan within the meaning of applicable listing rules. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Performance Incentive Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Performance Incentive Plan will terminate on September 21, 2014. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Performance Incentive Plan

      The U.S. federal income tax consequences of the 2004 Performance Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Performance Incentive Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

      With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

      The current federal income tax consequences of other awards authorized under the 2004 Performance Incentive Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

      If an award is accelerated under the 2004 Performance Incentive Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2004 Performance Incentive Plan

      As noted above under “Proposal 1: Election of Directors — Director Compensation,” no automatic option grants will be awarded to non-employee directors at or after the Annual Meeting under the Stock Option Plan for Non-Employee Directors if shareholders approve the 2004 Performance Incentive Plan. Instead, if shareholders approve the 2004 Performance Incentive Plan, the Board expects to approve stock option grants immediately following the Annual Meeting to each non-employee director under the 2004 Performance Incentive Plan equal to what such director would have otherwise received under the Stock Option Plan for Non-Employee Directors. The grants to non-employee directors contemplated in connection with the Annual Meeting are reflected in the following table:

Number of Shares Underlying
Name and Position	Stock Options

Executive Group (6 persons)(1)	0
Non-Executive Director Group (7 persons)	70,000 (2)
Non-Executive Officer Employee Group	0

(1)	The Executive Group is comprised of the Named Executive Officers.

(2)	Assumes that following the Annual Meeting, the Board will consist of nine directors, seven of whom are not employed by or officers of the Company. Immediately following the Annual Meeting, the Board expects to approve a grant to each non-employee director of a stock option covering 10,000 shares of the Company’s common stock on terms substantially similar to the terms applicable to stock option grants under the Stock Option Plan for Non-Employee Directors as described on page 12 above under “Proposal 1: Election of Directors — Director Compensation.”

      Except for the grants described in the table above, the Company has not approved any other awards that are conditioned upon shareholder approval of the 2004 Performance Incentive Plan and is not currently considering any other specific award grants under the 2004 Performance Incentive Plan. If the 2004 Performance Incentive Plan had been in existence in fiscal 2004, the Company expects that its award grants for fiscal 2004 would not have been substantially different from those actually made in that year under the Existing Plans. For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2004, see the material under the heading “Executive Compensation” above.

      The closing market price for a share of the Company’s common stock as of September 21, 2004 was $8.95 per share.

Vote Required and Recommendation of the Board of Directors

      The affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the 2004 Performance Incentive Plan. If you are a beneficial owner, please note that brokers, trustees and other nominees do not have discretionary authority to vote on your behalf for the adoption of the 2004 Performance Incentive Plan. As a result, if you do not submit voting instructions to your broker, trustee or other nominee, your shares will not be considered entitled to vote for purposes of determining whether Proposal 2 has been approved by shareholders and, therefore, will not be counted in determining the outcome of Proposal 2. If you abstain from voting on Proposal 2, whether you are a shareholder of record or a beneficial owner, your vote will have the effect of a vote “against” approval of the 2004 Performance Incentive Plan.

      The Board of Directors believes that the adoption of the 2004 Performance Incentive Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to the Company’s success.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE 2004 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

      All members of the Board of Directors are eligible for awards under the 2004 Performance Incentive Plan and thus have a personal interest in the approval of the 2004 Performance Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information with respect to the Company’s equity compensation plans as of July 2, 2004, which plans were as follows: the 1993 Employee Stock Purchase Plan, Non-Employee Directors Stock-for-Fees Plan, Employee Stock Option Plan, Broad-Based Stock Incentive Plan and Stock Option Plan for Non-Employee Directors. With the exception of the Broad-Based Stock Incentive Plan, these plans have each been approved by the Company’s shareholders. Shareholders are also being asked to approve a new equity compensation plan, the 2004 Performance Incentive Plan, as described above. The following table does not reflect the additional shares that will be available under the 2004 Performance Incentive Plan if Proposal 2 is approved by shareholders.

	(a)	(b)	(c)

			Number of Securities
			Remaining Available
	Number of Securities to	Weighted-average	for Future Issuance
	be Issued upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	16,923,417 (1)	$9.2122 (2)	9,285,445 (3)
Equity compensation plans not approved by security holders(4)	8,338,380 (5)	4.8043	911,621

Total	25,261,797	$7.6938	10,197,066

(1)	Of these shares, 15,815,943 were subject to stock options outstanding under the Employee Stock Option Plan, 933,437 were subject to stock options outstanding under the Stock Option Plan for Non-Employee Directors and 174,037 were subject to deferred stock units credited under the Non-Employee Directors Stock-for-Fees Plan. Deferred stock units credited under the Non-Employee Directors Stock-for-Fees Plan will be paid in an equivalent number of shares.

(2)	This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of deferred stock units credited under the Non-Employee Directors Stock-for-Fees Plan.

(3)	Consists of 4,377,525 shares of the Company’s common stock that remain available under the 1993 Employee Stock Purchase Plan, 3,937,763 shares of the Company’s common stock that remain available under the Employee Stock Option Plan, 813,876 shares of the Company’s common stock that remain available under the Stock Option Plan for Non-Employee Directors and 156,281 shares of the Company’s common stock that remain available under the Non-Employee Directors Stock-for-Fees Plan. The Employee Stock Option Plan expires on November 10, 2004 and no new awards will be granted under the Employee Stock Option Plan after such date. In addition, no new awards will be granted under the Stock Option Plan for Non-Employee Directors after the Annual Meeting if shareholders approve the 2004 Performance Incentive Plan.

(4)	Shares of the Company’s common stock may be issued under the Company’s Broad-Based Stock Incentive Plan as stock options, restricted stock or other stock units. No new awards will be granted under the Broad-Based Stock Incentive Plan after the Annual Meeting if shareholders approve the 2004 Performance Incentive Plan.

(5)	Does not include an aggregate of 170,000 shares of restricted stock currently outstanding under the Broad-Based Stock Incentive Plan that vest through 2008.

Broad-Based Stock Incentive Plan

      On September 30, 1999, the Company’s Board of Directors approved the Broad-Based Stock Incentive Plan under which options to purchase shares of the Company’s common stock and stock awards may be granted. This plan was intended to qualify as “broadly-based” under the New York Stock Exchange shareholder approval policy at the time of its adoption and was not submitted to the Company’s shareholders for approval. The New York Stock Exchange subsequently amended its shareholder approval policy for equity compensation plans, and if we make material revisions to the plan in the future, we will be required to obtain shareholder approval. Currently, approximately 17,376 employees are eligible to participate in the plan. This plan has not been submitted to the Company’s shareholders for approval. Initially, 20,000,000 shares of Company common stock were authorized for issuance as stock options, restricted stock awards and stock unit awards under the Broad-Based Stock Incentive Plan (subject to adjustments to prevent dilution). As of July 2, 2004, options to purchase 8,338,380 shares of common stock granted under the Broad-Based Stock Incentive Plan were subject to outstanding awards granted under the plan, 5,951,328 were exercisable and 911,621 shares were available for grant under the plan. In addition, as of July 2, 2004, 170,000 shares of restricted stock were currently outstanding and unvested under the plan.

      The purpose of the Broad-Based Stock Incentive Plan is to enable the Company to attract, retain and motivate its key employees and other personnel, and to further align the interests of such persons with those of the shareholders of the Company. The Broad-Based Stock Incentive Plan is administered by the Compensation Committee or another committee appointed by the Board of Directors. The committee has broad discretionary authority to construe and interpret the plan. With respect to awards that are not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act or Section 162(m) of the Internal Revenue Code, the committee may delegate the authority to grant awards to a sub-committee composed of one or more directors of the Company. Any person who is an employee, prospective employee, consultant or advisor of the Company is eligible to be a recipient of an award under the Broad-Based Stock Incentive Plan.

      Under the Broad-Based Stock Incentive Plan, the following awards may be granted either individually or two or more awards may be granted in tandem or in the alternative.

•	Stock Options Awards. The committee administering the plan may grant options to purchase common stock of the Company. The options are not incentive stock options under Section 422 of the Internal Revenue Code. The purchase price per share of common stock subject to an option granted under the plan will equal or exceed 100% of the fair market value of such common stock on the date of grant. The term of each option granted under the plan will not exceed 10 years from the date of its grant. Options granted under the plan vest as determined by the committee. The committee may reduce or eliminate any restrictions on a participant’s right to exercise an option.

•	Restricted Stock Awards. The committee administering the plan may award shares of restricted stock, the grant, issuance, retention and/ or vesting of which shall be subject to such terms and conditions as the committee deems appropriate. Notwithstanding satisfaction of any completion of service or performance goals, the number of shares granted, issued, retainable and/ or vested under a restricted stock award may be reduced by the committee.

•	Stock Unit Awards. The committee administering the plan may grant stock unit awards, the grant, issuance, retention and/ or vesting of which shall be subject to such terms and conditions as the committee determines. A “stock unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of the Company’s common stock. Stock units represent an unfunded and unsecured obligation of the Company, unless otherwise provided by the committee. The committee may provide for the stock units to be settled in cash or shares of common stock of the Company. Notwithstanding satisfaction of any completion of service or performance goals, the number of stock units granted, issued, retainable and/or vested under a stock unit award may be reduced by the committee.

      No award, or any interest in an award may be transferred in any manner, other than by will or the laws of descent and distribution, unless the agreement evidencing an award expressly states that it is transferable.

      The committee may in its discretion provide financing to a participant in a principal amount sufficient to pay the purchase price of any award and/or to pay the amount of taxes required by law to be withheld with respect to any award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto.

      The committee may, through the terms of the award or otherwise, provide for lapse of restrictions on an option or restricted stock, either immediately upon a change of control of the Company (as defined in the plan), or upon termination of the eligible employee’s employment within 24 months following a change of control. The committee may also provide for the exercise, payment or lapse of restrictions on an award that is only effective if no provision is made in the change of control transaction.

      The Board may amend, alter or discontinue the plan or any agreement evidencing an award made under the plan, in its sole discretion, and the committee may amend, alter or discontinue any agreement evidencing an award under the plan, including:

•	increasing the maximum number of shares of the Company’s common stock available for issuance under the plan;

•	reducing the exercise price of outstanding options;

•	after the date of a change of control, impairing the rights of any award holder, without such holder’s consent, under any award granted prior to the date of any change of control; or

•	extending the term of the plan;

provided, however, that the Board may not, under the recently adopted New York Stock Exchange rules regarding shareholder approval of equity compensation plans materially revise the plan by:

•	materially increasing the number of shares available under the plan;

•	expanding the types of awards available under the plan;

•	materially extending the term of the plan; or

•	materially changing the method of determining the strike price of options granted under the plan.

In addition, the Board may not reduce the class of persons eligible to participate in the plan without prior shareholder approval unless it no longer intends for the plan to qualify as “broadly-based” under the New York Stock Exchange shareholder approval policy.

      The Broad-Based Stock Incentive Plan will terminate September 30, 2009, unless the Board of Directors terminates it sooner. If shareholders approve the 2004 Performance Incentive Plan, the Broad-Based Stock Incentive Plan will terminate and no new awards will be granted under the plan after the Annual Meeting; however, the termination of the Company’s grant authority under the Broad-Based Stock Incentive Plan will not affect awards then outstanding under the plan.

AUDIT COMMITTEE

      The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended July 2, 2004. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Audit Committee

      The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of the Company and its subsidiaries. The Audit Committee acts pursuant to a written charter. The Audit Committee Charter was originally adopted by the Board of Directors on September 6, 1995 and was most recently amended on March 17, 2004. A copy of the amended charter is attached as Exhibit B to this Proxy Statement and is also available on the Company’s website under the Governance section at www.westerndigital.com. The Board of Directors has determined that each of the members of the Audit Committee qualifies as an “independent” director under applicable rules of the New York Stock Exchange and the Securities and Exchange Commission.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent accountants are responsible for performing an independent audit of the financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

      During fiscal 2004, the Audit Committee met a total of fourteen times, six in person and eight via telephone conference. During fiscal 2004, the Audit Committee also met and held discussions with management and KPMG LLP, the Company’s independent accountants. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent accountants. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit.

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended July 2, 2004 with management and the independent accountants. The Board of Directors, including the Audit Committee, received an opinion of KPMG LLP as to the conformity of such audited consolidated financial statements with GAAP.

      The Audit Committee discussed with KPMG LLP the overall scope and plan for its audit. The Audit Committee met regularly with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s accounting principles. In addition, the Audit Committee has received written disclosures and a letter from KPMG LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of that firm. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services.

      Based upon such reviews and discussions, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also appointed KPMG LLP to serve as the Company’s independent accountants for the fiscal year ending July 1, 2005.

September 21, 2004

AUDIT COMMITTEE

Henry T. DeNero, Chairman
Kathleen A. Cote
William L. Kimsey
Thomas E. Pardun

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The accounting firm of KPMG LLP, certified public accountants, has served the Company as its independent accountants since its incorporation in 1970. The Audit Committee of the Board of Directors has again appointed KPMG to serve as the Company’s independent accountants for the fiscal year ending July 1, 2005. The appointment of KPMG is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of the appointment of the independent accountants by the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. If a majority of the shares represented and entitled to vote do not ratify this appointment, the Audit Committee will reconsider its appointment of KPMG and will either continue to retain this firm or appoint new independent accountants. One or more representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Following are the fees paid by the Company to KPMG for the fiscal years ended July 2, 2004 and June 27, 2003:

Description of Professional Service	2004	2003(1)

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Form 10-Qs	$966,000	$648,000
Audit-related Fees — assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements(2)	339,000	102,000
Tax Fees — professional services rendered for tax compliance, tax advice and tax planning(3)	298,000	315,000
All Other Fees — None	0	0

(1)	Sixty thousand dollars ($60,000) of fees relating to the audit of the Company’s distributors previously reported by the Company as Audit Fees for fiscal 2003 have been reclassified as Audit-related Fees.

(2)	Audit-related Fees billed in fiscal 2004 and fiscal 2003 consisted of audits of the Company’s distributors, accounting assistance to the Company’s subsidiaries and audits performed in connection with the Company’s employee 401(k) savings plan. In fiscal 2004, the Audit-related Fees also consisted of services in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Tax Fees in fiscal 2004 and fiscal 2003 consisted of tax compliance assistance and related services and transfer pricing review.

      The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by the Company’s independent accountants. The policy provides that KPMG LLP is required to seek pre-approval by the Audit Committee of all audit and permissible non-audit services by providing a description of the services to be performed and specific fee estimates for each such service. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and permissible non-audit services and associated fees up to a maximum for any one audit-related or non-audit service of US$25,000, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting for ratification. One-hundred percent (100%) of the Audit-related Fees, Tax Fees and All Other Fees billed by KPMG on or after May 6, 2003, including during all of fiscal 2004, were approved by the Audit Committee pursuant to regulations of the Securities and Exchange Commission.

Vote Required and Recommendation of the Board of Directors

      The affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for ratification of the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending July 1, 2005.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 1, 2005.

SHAREHOLDER PROPOSALS FOR 2005

      Proposals for Inclusion in Proxy Statement. For your proposal or director nomination to be considered for inclusion in the proxy statement and form of proxy for the Company’s 2005 Annual Meeting of Shareholders, your written proposal must be received by the Secretary of the Company at the Company’s principal executive offices no later than June 15, 2005. If the date of the 2005 Annual Meeting is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2005 Annual Meeting, provided that you also meet the additional deadline for shareholder proposals required by the Company’s Bylaws and summarized below. You should also be aware that your proposal or director nomination must comply with Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

      Proposals to be Addressed at Meeting. In addition, in order for your proposal or director nomination to be considered at the Company’s 2005 Annual Meeting (including from the floor if you did not comply with the deadline above for inclusion of your proposal or director nomination in the Company’s proxy materials), the Company’s Bylaws require that, among other things, shareholders give written notice of any proposal or nomination of a director to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 120 days prior to the scheduled date of the 2005 Annual Meeting of Shareholders, regardless of any postponements, deferrals or adjournments of the 2005 Annual Meeting to a later date. The Company’s 2005 Annual Meeting of Shareholders is currently scheduled for November 17, 2005. Shareholder proposals or nominations for director that do not meet the notice requirements set forth above will not be acted upon at the 2005 Annual Meeting.

ANNUAL REPORT

      The Company’s 2004 Annual Report on Form 10-K has been mailed to shareholders and posted on the Internet at www.westerndigital.com concurrently with the mailing of this Proxy Statement. The information on the Company’s web site is not incorporated herein and shall not be deemed to be a part of this proxy solicitation material. The Company will provide, without charge, a copy of its 2004 Annual Report on Form 10-K for the year ended July 2, 2004 (including the financial statements but excluding the exhibits thereto) upon the written request of any shareholder or beneficial owner of the Company’s common stock. Requests should be directed to the following address:

Raymond M. Bukaty

Secretary
Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630-7741

OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

      In accordance with the rules of the Securities and Exchange Commission, only one Proxy Statement is being delivered to multiple shareholders that share the same address unless the Company has received contrary instructions from one or more of such shareholders. Upon oral or written request, the Company will deliver promptly a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement was delivered. If you are a shareholder at a shared address to which a single copy of this Proxy Statement was delivered and you desire to receive a separate copy of this Proxy Statement, or if you desire to notify the Company that you wish to receive a separate proxy statement in the future, or if you are a shareholder at a shared address to which multiple copies of this Proxy Statement were delivered and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630-7741 or by telephone to Western Digital Investor Relations at 1-800-695-6399.

      If a broker or other record holder holds your Company shares, please contact your broker or other record holder directly if you have questions, require additional copies of this Proxy Statement or the Company’s Annual Report, or wish to receive multiple reports by revoking your consent to householding.

VOTING VIA THE INTERNET OR BY TELEPHONE

      Shareholders may submit proxies by mail, telephone or the Internet. Your telephone or Internet proxy authorizes the proxies named on the enclosed proxy card to vote your shares to the same extent as if you marked, signed, dated and returned the enclosed proxy card. Shareholders of record may submit proxies telephonically by calling 1 (800) 690-6903 (within the U.S. and Canada only, toll-free) and following the recorded instructions. Shareholders of record may submit a proxy via the Internet by going to the web site at www.proxyvote.com and following the instructions to obtain your records and to create an electronic voting instruction form. Beneficial shareholders who hold their shares in “street name” may vote by telephone or by Internet by following the instructions specified on the voting instruction cards provided by their broker, trustee or nominee. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Standard Time on November 17, 2004. If you submit your proxy or voting instruction by telephone or Internet there is no need to return the enclosed proxy card or voting instruction card. Submitting your proxy or voting instruction via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting, although beneficial shareholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares giving them the right to vote the shares at the Annual Meeting in order to vote in person at the Annual Meeting. The granting of proxies electronically is permitted by Section 212(c)(2) of the Delaware General Corporation Law.

EXPENSES OF SOLICITATION

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by the Company. In addition to use of the mails, proxies may be solicited in person or by telephone, facsimile or other means of communication by certain of the directors, officers, and regular employees of the Company who will not receive any additional compensation for such solicitation. The

Company has also engaged D.F. King & Co., Inc. to assist the Company in connection with the solicitation of proxies for the Annual Meeting for a fee that is not expected to exceed $12,000 plus a reasonable amount to cover expenses. The Company has agreed to indemnify D.F. King & Co. against certain liabilities arising out of or in connection with this engagement. The Company will also reimburse brokers or other persons holding the Company’s common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Lake Forest, California

October 5, 2004

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

EXHIBIT A

WESTERN DIGITAL CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

          1.     Purpose of Plan

      The purpose of this Western Digital Corporation 2004 Performance Incentive Plan (this “Plan”) of Western Digital Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

          2.     Eligibility

      The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

          3.     Plan Administration

      3.1     The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

      With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

      3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required (subject to the minimum vesting rules of Section 5.1.5), establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5 and subject to the minimum vesting rules of Section 5.1.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

      3.3     Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

      3.4     Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

      3.5     Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

          4.     Shares of Common Stock Subject to the Plan; Share Limits

      4.1     Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

      4.2     Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(a) 4,500,000 shares of Common Stock, plus

(b) the number of shares of Common Stock available for additional award grant purposes under the Corporation’s Employee Stock Option Plan (the “Employee Option Plan”) immediately prior to the expiration of that plan on November 10, 2004; plus

(c) the number of shares of Common Stock available for additional award grant purposes under the Corporation’s Stock Option Plan for Non-Employee Directors (the “Director Option Plan”), and the Corporation’s Broad-Based Stock Incentive Plan (the “Broad-Based Plan” and, together with the Employee Option Plan and the Director Option Plan, the “Option Plans”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the Director Option Plan and the Broad-Based Plan as of the Stockholder Approval Date, plus

(d) the number of any shares subject to stock options granted under the Option Plans and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; plus

(e) the number of any shares of restricted stock granted under the Broad-Based Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested;

provided that in no event shall the Share Limit exceed 35,199,313 shares (which is the sum of the 4,500,000 shares set forth above, plus the number of shares available under the Option Plans for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to options previously granted and outstanding under the Option Plans as of the Effective Date, plus the maximum number of shares subject to restricted stock awards previously granted and outstanding under the Broad-Based Plan that had not vested as of the Effective Date).

      Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.35 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 135 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not either: (1) a delivery of shares in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally provides that “discounted” stock option grants are Full-Value Awards), a stock option grant, and (3) except as expressly provided in Section 5.1.2 (which generally provides that “discounted” stock appreciation right grants are Full-Value Awards), a stock appreciation right grant.

      The following limits also apply with respect to awards granted under this Plan:

(1) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 35,199,313 shares.

(2) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(3) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

      Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

      4.3     Awards Settled in Cash, Reissue of Awards and Shares. The share limits of this Plan are subject to adjustment pursuant to the following, subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder. Refer to Section 8.10 for application of this Plan’s share limits with respect to assumed awards.

(a) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan.

(b) To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.

(c) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan or under any of the Option Plans (with respect to such a payment in connection with any award under any of the Option Plans, only to the extent such transaction occurs after the Effective Date), as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan or under any of the Option Plans (with respect to such an exchange or withholding in connection with any award under any of the Option Plans, only to the extent such transaction occurs after the Effective Date), shall be available for subsequent awards under this Plan.

(d) In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan.

      4.4     Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

          5.     Awards

      5.1     Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the Share Limit as a Full-Value Award. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the Share Limit as a Full-Value Award. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.1.5 Minimum Vesting Requirements. Absent special circumstances, except for any accelerated vesting required or permitted pursuant to Section 7, and subject to such additional vesting requirements or conditions as the Administrator may establish with respect to the award, each award granted under this Plan that is a Full-Value Award shall be subject to the following minimum vesting requirements: (a) if the award includes a performance-based vesting condition, the award shall not vest earlier than the first anniversary of the date of grant of the award and vesting shall occur only if the award holder is employed by, a director of, or otherwise providing services to the Corporation or one of its Subsidiaries on such vesting date; and (b) if the award does not include a performance-based vesting condition, the award shall not vest more rapidly than in monthly installments over the three-year period immediately following the date of grant of the award and vesting of any vesting installment of the award shall occur only if the award holder is employed by, a director of, or otherwise providing services to the Corporation or one of its Subsidiaries on the date such installment is scheduled to vest.

      5.2     Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(2). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 800,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

      5.3     Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

      5.4     Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

      5.5     Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	a reduction in compensation otherwise payable to the recipient of such award for services rendered by the recipient;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

      In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

      5.6     Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price of a share of Common Stock as reported on the composite tape for securities listed on the Exchange available at the relevant time or the average of the high and low trading prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

      5.7     Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

      5.8     International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

          6.     Effect of Termination of Service on Awards

      6.1     General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

      6.2     Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

      6.3     Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

          7.     Adjustments; Acceleration

      7.1     Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

      The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

      In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

      7.2     Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

      7.3     Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances and may condition any such acceleration upon the occurrence of another event (such as, without limitation, a termination of the award holder’s employment). For purposes of this Plan, “Change in Control Event” means any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, a “Person”), alone or together with its affiliates and associates, including any group of persons which is deemed a “person” under Section 13(d)(3) of the Exchange Act (other than the Corporation or any subsidiary thereof or any employee benefit plan (or related trust) of the Corporation or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Corporation’s capital stock), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable, referred to herein as “Beneficially Own” or “Beneficial Owner” as the context may require) of thirty-three and one third percent or more of (i) the then outstanding shares of the Corporation’s common stock (“Outstanding Company Common Stock”) or (ii) securities representing thirty-three and one-third percent or more of the combined voting power of the Corporation’s then outstanding voting securities (“Outstanding Company Voting Securities”) (in each case, other than an acquisition in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control Event under, clause (c) below);

(b) A change, during any period of two consecutive years, of a majority of the Board as constituted as of the beginning of such period, unless the election, or nomination for election by the Company’s stockholders, of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the Incumbent Directors then in office (for purposes hereof, “Incumbent Directors” shall consist of the directors holding office as of the Effective Date and any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the Incumbent Directors then in office);

(c) Consummation of any merger, consolidation, reorganization or other extraordinary transaction (or series of related transactions) involving the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent, and excluding any underwriter in connection with a firm commitment public offering of the Corporation’s capital stock) Beneficially Owns, directly or indirectly, more than thirty-three and one third percent of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation (other than in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control Event under, clause (c) above).

      7.4     Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms (subject to Sections 7.5, 7.6 and 7.7 after giving effect to the acceleration of vesting) before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

      7.5     Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

      7.6     Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

      7.7     Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

          8.     Other Provisions

      8.1     Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

      8.2     Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

      8.3     No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

      8.4     Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

      8.5     Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

      In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

      8.6     Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of September 21, 2004, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. An amendment to this Plan shall be subject to stockholder approval: (a) if stockholder approval for the amendment is then required by applicable law or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan; (b) if the amendment constitutes a “material revision” of this Plan within the meaning of the applicable New York Stock Exchange listing rules or other applicable listing requirements; or (c) if stockholder approval for the amendment is otherwise deemed necessary or advisable by the Board.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

      8.7     Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

      8.8     Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

      8.9     Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

      8.10     Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

      8.11     Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

      8.12     No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

      8.13     Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

EXHIBIT B

AUDIT COMMITTEE CHARTER

I.     Purposes

      The purposes of the Audit Committee (the “Committee”) shall be to:

•	assist the Company’s Board of Directors (the “Board”) in discharging its oversight responsibility relating to: (i) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent accountants’ qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s independent accountants; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.     Membership

      1. The Committee shall be composed of three or more directors, all of whom shall be independent Directors, as defined by applicable law and the rules of the SEC and the New York Stock Exchange in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities). The Chair and members of the Committee shall be appointed annually by the Board on recommendation of the Governance Committee. Vacancies shall be filled by approval of the Board on recommendation of the Governance Committee, and any member of the Committee may be removed by the Board.

      2. Each member of the Committee shall be financially literate, as determined in the Board’s business judgment, and at least one member shall be an “audit committee financial expert,” as determined by the Board pursuant to rules promulgated by the SEC.

      3. No member of the Committee shall serve simultaneously on the audit committee of more than three public companies (including the Company) except with the prior approval of the Board.

III.     Meetings

      1. The Committee shall meet at least four times a year in accordance with the annual meeting schedule or at the call of the Chair or a majority of the members. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

      2. The Committee shall meet separately in executive session, periodically, with each of management, the Company’s principal internal auditor (or other personnel responsible for the internal audit function) and the independent accountants.

      3. Procedures fixed by the Committee shall be subject to any applicable provision of the Company’s By-laws. Written minutes of each meeting shall be duly filed in the Company records, and reports of meetings of the Committee shall be made to the Board no later than the next regularly scheduled Board meeting following the Committee meeting and shall be accompanied by any recommendations to the Board approved by the Committee.

IV.     Key Responsibilities

      1.     Independent Accountants

a. Be solely and directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of the independent accountants. The independent accountants shall report directly to the Committee.

b. At least annually, evaluate the independent accountants’ qualifications, performance and independence, including a review and evaluation of the lead partner of the independent accountant. Confirm that the lead or coordinating audit partner having primary responsibility for the audit or review and the concurring or reviewing audit partner of the independent auditors are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated at least every seven years in accordance with rules promulgated by the SEC. Consider whether there should also be a regular rotation of the independent accountants.

c. Review, evaluate and approve the annual engagement proposal of the independent accountants (including the proposed scope, procedures and timing of the annual audit).

d. Pre-approve all auditing services and all non-audit services permitted to be performed by the independent accountants. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent accountants or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by the Committee to one or more of its members, but such member’s or members’ non-audit service approval decisions must be reported to the full Committee at its next regularly scheduled meeting.

e. Obtain and review, at least annually, a report by the independent accountants describing: (i) the independent accountants’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and (iii) all relationships between the independent accountants (to assess the independence of the independent accountants).

f. Obtain and review prior to the filing of any audit report by the Company’s independent accountants a report from the independent accountants regarding: (i) all critical accounting policies and procedures to be used by the Company; (ii) all alternative treatments within generally accepted accounting principles (“GAAP”) for policies and practices related to material items that have been discussed with the Company’s management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) all other material written communications between the independent accountants and management, including any management letter or schedule of unadjusted differences.

g. Review and discuss with the independent accountants any difficulties the independent accountants encountered in the course of their audit work, including any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements with management and management’s response to such problems or difficulties.

h. Establish policies for the hiring of any current or former employee of the independent accountants.

      2.     Financial Reporting and Reporting Processes

a. Review and discuss with management and the independent accountants the annual audited and quarterly financial statements of the Company and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing such financial statements with the SEC or public distribution thereof, including (as appropriate): (i) major issues regarding accounting principles and financial statement presentations, any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative accounting methods on the financial statements in accordance with GAAP; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

b. Review and discuss generally with management the general types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies.

c. Review periodically the adequacy of the Company’s accounting and financial personnel resources.

d. Periodically review and discuss the Company’s internal control over financial reporting (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program, including deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management.

e. Review and consider any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements and reports that the Committee, in its discretion, deems appropriate.

      3.     Legal and Regulatory Compliance

a. Review and discuss the Company’s policies with respect to risk assessment and risk management.

b. Prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

c. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company regarding questionable accounting and auditing matters.

d. Review material pending legal proceedings involving the Company and other material contingent liabilities.

      4. Evaluations; Investigations; Advisers

a. Evaluate annually the performance of the Committee and the adequacy of this Charter, and recommend to the Board any proposed changes to this Charter.

b. The Committee may also, from time to time or as directed by the Board, direct and review special investigations, receive periodic reports on legal and tax matters, review the Company’s legal compliance policies and practices, including its Global Code of Conduct, and report to the Board as appropriate concerning these reviews, investigations and reports.

c. The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Committee in the performance of its functions. The Committee is specifically empowered to retain these advisors without seeking approval from the Board, and in connection therewith to receive appropriate funding, determined by it, from the Company.

d. The Committee has the power to determine the level and cost of ordinary administrative expenses necessary or appropriate in carrying out its duties, with such costs to be borne by the Company.

Approved by Board of Directors:     March 17, 2004

WESTERN DIGITAL CORPORATION
20511 Lake Forest Drive
Lake Forest, California 92630-7741

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Raymond M. Bukaty, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of common stock of Western Digital Corporation held of record by the undersigned on October 1, 2004, at the Annual Meeting of Shareholders of Western Digital Corporation to be held on November 18, 2004, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of October 5, 2004, which is being delivered herewith in connection with the Annual Meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the nominees named in Proposal 1 and for Proposals 2 and 3. Whether or not direction is made, each of the Proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you have a beneficial interest in shares held by the Western Digital Corporation 401(k) Plan, then this card also constitutes your voting instructions to the Trustee of such plan. If you do not sign and return this card, or attend the Annual Meeting and vote in person, such shares will not be voted by the Trustee.

(IMPORTANT — PLEASE SIGN ON OTHER SIDE)

WESTERN DIGITAL CORPORATION
20511 LAKE FOREST DRIVE
LAKE FOREST, CALIFORNIA 92630

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

Whether or not you plan on attending the meeting, you are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by the phone. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had marked, signed and returned a proxy card.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Western Digital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WSTDI1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN DIGITAL CORPORATION

The Board of Directors recommends a vote FOR the following nominees and proposals:

1.	ELECTION OF DIRECTORS:
	01) 02) 03) 04) 05)	Matthew E. Massengill Peter D. Behrendt Kathleen A. Cote Henry T. DeNero William L. Kimsey	06) 07) 08) 09)	Michael D. Lambert Roger H. Moore Thomas E. Pardun Arif Shakeel
For	Withhold	For All
All	All	Except

☐	☐	☐

To withhold authority to vote for any nominee(s), mark “For All Except” and write the number of the nominee(s) for which a vote is to be withheld on the line below.

Vote On Proposals

2.	To approve the Western Digital Corporation 2004 Performance Incentive Plan; and

3.	To ratify the appointment of KPMG LLP as independent accountants for Western Digital Corporation for the fiscal year ending July 1, 2005.

For	Against	Abstain

☐	☐	☐

☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

October 5, 2004

TO: Participants in the Western Digital Corporation 401(k) Plan

As a participant in the Western Digital Corporation 401(k) Plan, you have the right to vote the shares of Western Digital Corporation common stock allocated to your account.

To allow you to do this, please complete, sign and date the enclosed card, which will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish these shares to be voted. Also enclosed is an Annual Report on Form 10-K and a Proxy Statement which explains the issues being presented for shareholder approval at the Annual Meeting of Shareholders to be held on November 18, 2004.

In addition to the election of directors and the ratification of the appointment of KPMG LLP as independent accountants, the Company is asking for your approval of the Western Digital Corporation 2004 Performance Incentive Plan.

Your Board of Directors unanimously recommends that you vote FOR each of the director nominees named in Proposal 1 and FOR each of the other two proposals.

As a stock owner in Western Digital Corporation, ONLY YOU CAN VOTE THESE SHARES through the trustee. No one else has that right. If you do not provide the trustee with voting instructions these shares will not be voted unless you attend the Annual Meeting and vote in person. Therefore, it is important that these shares, no matter how large or small the amount, be represented at the Annual Meeting of Shareholders.

Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.

Thank you for your cooperation.

Raymond M. Bukaty
Senior Vice President, General
Counsel and Secretary

WESTERN DIGITAL CORPORATION
20511 Lake Forest Drive
Lake Forest, California 92630-7741

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Raymond M. Bukaty, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of common stock of Western Digital Corporation held of record by the undersigned on October 1, 2004, at the Annual Meeting of Shareholders of Western Digital Corporation to be held on November 18, 2004, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of October 5, 2004, which is being delivered herewith in connection with the Annual Meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the nominees named in Proposal 1 and for Proposals 2 and 3. Whether or not direction is made, each of the Proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you have a beneficial interest in shares held by the Western Digital Corporation 401(k) Plan, then this card also constitutes your voting instructions to the Trustee of such plan. If you do not sign and return this card, or attend the Annual Meeting and vote in person, such shares will not be voted by the Trustee.

(IMPORTANT — PLEASE SIGN ON OTHER SIDE)

WESTERN DIGITAL CORPORATION
20511 LAKE FOREST DRIVE
LAKE FOREST, CALIFORNIA 92630

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

Whether or not you plan on attending the meeting, you are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by the phone. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had marked, signed and returned a proxy card.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Western Digital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WSTDI1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN DIGITAL CORPORATION

The Board of Directors recommends a vote FOR the following nominees and proposals:

1.	ELECTION OF DIRECTORS:
	01) 02) 03) 04) 05)	Matthew E. Massengill Peter D. Behrendt Kathleen A. Cote Henry T. DeNero William L. Kimsey	06) 07) 08) 09)	Michael D. Lambert Roger H. Moore Thomas E. Pardun Arif Shakeel
For	Withhold	For All
All	All	Except

☐	☐	☐

To withhold authority to vote for any nominee(s), mark “For All Except” and write the number of the nominee(s) for which a vote is to be withheld on the line below.

Vote On Proposals

2.	To approve the Western Digital Corporation 2004 Performance Incentive Plan; and

3.	To ratify the appointment of KPMG LLP as independent accountants for the Western Digital Corporation for the fiscal year ending July 1, 2005.

For	Against	Abstain

☐	☐	☐

☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION- Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date